Exhibit 10-1

                           CREDIT AGREEMENT



                        dated as of May 4, 2005


                               among


                        MILLER PETROLEUM, INC.,
                             as Borrower,


                              MPC, INC.,
                             as Guarantor,



                                 and



                       PROSPECT ENERGY CORPORATION
                   as Administrative Agent and a Lender


                                 and

                        PETRO CAPITAL III, LP,
                             as a Lender






















TABLE OF CONTENTS
Page

ARTICLE I. DEFINITIONS   1
1.01  Certain Defined Terms.                                                 1
1.02  Other Interpretive Provisions.                                        10
1.03  Accounting Principles.                                                10
ARTICLE II. THE CREDIT                                                      10
2.01 Amounts and Terms of the Commitment.                                  10
2.02 Prepayment.                                                           10
2.03 Repayment.                                                            11
2.04 Fees.                                                                 11
2.05 Computation of Fees and Interest.                                     12
2.06 Payments by Borrower.                                                 12
2.07 Interest Recapture.                                                   12
2.08 Taxes.                                                                12
2.09 Sharing of Payments, Etc.                                             13
ARTICLE III. SECURITY                                                       13
3.01 The Security.                                                         13
3.02 Agreement to Deliver Security Documents.                              13
3.03 Perfection and Protection of Security Interests and Liens.            14
3.04 Offset.                                                               14
3.05 Production Proceeds.                                                  14
ARTICLE IV. CONDITIONS PRECEDENT.                                           15
4.01 Conditions of Initial Loan.                                           15
ARTICLE V. REPRESENTATIONS AND WARRANTIES                                   17
5.01 Corporate Existence and Power.                                        17
5.02 Corporate Authorization; No Contravention.                            17
5.03 Governmental Authorization.                                           17
5.04 Binding Effect.                                                       17
5.05 Financial Condition.                                                  17
5.06 Litigation.                                                           17
5.07 No Default.                                                           18
5.08 ERISA.                                                                18
5.09 Margin Regulations.                                                   18
5.10 Title to Properties.                                                  18
5.11 Oil and Gas Reserves.                                                  18
5.12 Initial Reserve Report.                                               18
5.13 Gas Imbalances.                                                       18
5.14 Taxes.                                                                19
5.15 Environmental Matters.                                                19
5.16 Regulated Entities.                                                   19
5.17 No Burdensome Restrictions.                                           19
5.18 Solvency.                                                             19
5.19 Subsidiaries/Investments/Ownership.                                   19
5.20 Insurance.                                                            19
5.21 Full Disclosure.                                                      19
ARTICLE VI. AFFIRMATIVE COVENANTS                                           20
6.01 Financial Statements.                                                 20
6.02 Certificates Other Production and Reserve Information.                20
6.03 Notices.                                                              21
6.04 Preservation of Corporate Existence, Etc.                             21
6.05 Maintenance of Property.                                              21
6.06 Insurance.                                                            22
6.07 Payment of Obligations.                                               22
6.08 Compliance with Laws.                                                 22
6.09 Maintenance of Books and Records.                                     22
6.10 Environmental Laws.                                                   22
6.11 Use of Proceeds.                                                      22
6.12 Further Assurances.                                                   22
6.13 Guarantees.                                                           22
6.14 Security Documents.                                                   22
6.15 Commodity Risk Program.                                               23
6.16 Equity Offering.                                                      23
6.17 Interest Reserve.                                                     23
ARTICLE VII. NEGATIVE COVENANTS                                             23
7.01 Limitation on Liens.                                                  23
7.02 Disposition of Assets.                                                24
7.03 Consolidations and Mergers.                                           24
7.04 Loans and Investments.                                                24
7.05 Limitation on Indebtedness.                                           25
7.06 Financial Covenants.                                                  25
7.07 Transactions with Affiliates.                                         25
7.08 Margin Stock.                                                         26
7.09 Contingent Obligations.                                               26
7.10 Restricted Payments.                                                  26
7.11 Change in Business, Organization Documents, Name and Address.         26
7.12 Accounting Changes.                                                   26
7.13 Restrictions of Pledges.                                              26
ARTICLE VIII. EVENTS OF DEFAULT                                             26
8.01 Event of Default.                                                     26
8.02 Remedies.                                                             28
8.03 Set-off.                                                              28
8.04 Payments Set Aside.                                                   28
8.05 Subordination of the Loan Party Liens.                                28
8.06 Rights Not Exclusive.                                                 29
ARTICLE IX. ADMINISTRATIVE AGENT                                            29
9.01 Appointment and Authorization.                                        29
9.02 Delegation of Duties.                                                 29
9.03 Liability of Administrative Agent.                                    30
9.04 Reliance by Administrative Agent.                                     30
9.05 Notice of Default.                                                    30
9.06 Credit Decisions.                                                     31
9.07 INDEMNIFICATION.                                                      31
9.08 Administrative Agent in Individual Capacity.                          31
9.09 Successor Administrative Agent.                                       32
9.10 Administrative Agent's Limited Liability.                             32
ARTICLE X. MISCELLANEOUS                                                    32
10.01     Amendments and Waivers.
32
10.02     Notices.
32
10.03     No Waiver; Cumulative Remedies.
33
10.04     Costs and Expenses.
33
10.05     Indemnity.
33
10.06     Environmental Indemnification.
34
10.07     Successors and Assigns.
35
10.08     Interest.
35
10.09     Counterparts and Facsimile Signatures.
36
10.10     Severability.
36
10.11     No Third Parties Benefited.
36
10.12     USA PATRIOT Act Notice.
36
10.13     Governing Law.
36
10.14     Submission To Jurisdiction.
36
10.15     Waiver Of Jury Trial.
37
10.16     Entire Agreement.
37
10.17     NO ORAL AGREEMENTS.
38




























































APPENDIX

APPENDIX I        Specific Terms, Fees and Conditions

SCHEDULES

SCHEDULE I        Security Documents

EXHIBITS

Exhibit A         Form of Convertible Promissory Note
Exhibit B         Form of Letters in Lieu
Exhibit C         Form of Warrant Agreement
Exhibit D         Form of Guaranty
Exhibit E         Form of Compliance Certificate















































                              CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of May 4, 2005, is entered into among MILLER PETROLEUM, INC., a Tennessee corporation ("Borrower"), its wholly owned subsidiary, MPC, INC., a Tennessee corporation ("MPC"), PROSPECT ENERGY CORPORATION, a Maryland corporation ("PSEC"), as a lender and as administrative agent for the Lenders (in its capacity as administrative agent, "Administrative Agent") and PETRO CAPITAL III, L.P., a Texas limited partnership ("PC III," PC III and PSEC are each herein a "Lender" and collectively "Lenders").

     In consideration of the mutual agreements, provisions and covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                               ARTICLE I.
                              DEFINITIONS

     1.01 Certain Defined Terms.
In addition to the terms defined in the preamble of this Agreement, the following terms have the following meanings herein:

  "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person, or (c) a merger or consolidation or any other combination with another Person provided that Borrower is the surviving entity.

  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

  "Agent-Related Person" as to Administrative Agent, means Administrative Agent, its Affiliates, and the officers, directors, employees, agents, and attorneys-in-fact of Administrative Agent and its Affiliates.

  "Agreement" means this Credit Agreement including all Appendices, Schedules and Exhibits attached hereto, as same may be amended in writing from time to time.

  "Alternative Financings" has the meaning set forth under Section 7.05.

  "Assignee" has the meaning specified in Subsection 10.07.

  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.
Section 101, et seq.).

  "Borrowing" means a borrowing hereunder consisting of Loans made to Borrower by Lenders under Article II.

  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks located in the city of Administrative Agent's Payment Office are authorized or required by law to close.

  "Capital Expenditures" means, without duplication, the aggregate of all expenditures and costs (whether paid in cash or accrued as liabilities during that period and including that portion of Capital Leases which is capitalized on the balance sheet) of Borrower on a consolidated basis during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, or equipment or similar fixed asset accounts reflected in the balance sheet of Borrower

  "Capital Lease" means, when used with respect to any Person, any lease in respect of which any of the obligations of such Person thereunder constitute Capitalized Lease Obligations.

  "Capitalized Lease Obligations" means, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

  "Cash Equivalents" means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non-U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000); and (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's at the time of acquisition, and in either case having a tenor of not more than twelve (12) months.

  "Change of Control" means (a) a purchase or acquisition, directly or indirectly, by any "person" or "group" within the meaning of Section 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a "Group"), of

  "beneficial ownership" (as such term is defined in Rule 13d-3 under the Exchange Act) of securities of Borrower which, together with any securities owned beneficially by any "affiliates" or "associates" of such Group (as such terms are defined in Rule 12b-2 under the Exchange Act), shall represent more than fifteen percent (15%) of the combined voting power of Borrower's securities which are entitled to vote generally in the election of directors (or managers, in the case of a limited liability company) and which are outstanding on the date immediately prior to the date of such purchase or acquisition; or (b) a sale of all or substantially all of the assets of Borrower taken as a whole to any Person or Group; or (c) the liquidation or dissolution of Borrower; or (d) the first day on which a majority of the directors (or managers, in the case of a limited liability company) of Borrower are not Continuing Directors (as herein defined). As herein defined,

  "Continuing Directors" means any Director (or Manager) of Borrower who is a Director (or Manager) of Borrower as of the date of this Agreement as listed on Appendix I hereto.

  "Closing" means the date on which all conditions precedent set forth in
Section 4.01 are satisfied or waived by Administrative Agent and the Lenders. "Code" means the Internal Revenue Code of 1986 and regulations promulgated thereunder.

  "Collateral" means all Oil and Gas Properties, Pipelines and Pipeline Properties now owned or hereafter acquired by Borrower and its Subsidiaries including Books and Records (as defined in Section 8.05(b)), which is subject to a Lien in favor of Administrative Agent for the benefit of Lenders or which under the terms of any Security Document is purported to be subject to such Lien.

  "Commitment" means Lenders' commitment to lend to Borrower under the Loan Commitment.

  "Compliance Certificate" means that certain certificate in the form of Exhibit E.

  "Contingent Obligation" means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; or
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials. supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations shall be equal to the maximum reasonably anticipated liability in respect thereof..

  "Contract Rate" has the meaning specified in Appendix I.

  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

  "Convertible Notes" means collectively, each convertible promissory note specified in Section 2.01, substantially in the same form as Exhibit "A" issued by Borrower hereunder to each Lender including any amendment, modification, renewal or replacement of each such convertible promissory note.

  "Current Management" means the current executive officers of Borrower as specified in Appendix I.
  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

  "Default Rate" is defined on Appendix I.

  "Dollars", "dollars" and "$" each mean lawful money of the United States.

  "EBITDA" means with respect to Borrower and its Subsidiaries on a consolidated basis, for any fiscal period, without duplication (i) Net Income plus (ii) depreciation, depletion, amortization and other non-cash items reducing Net Income plus (iii) Interest Expense plus (iv) income tax expense.

  "Effective Amount" means on any date, the aggregate outstanding principal amount of Loans after giving effect to any prepayments or repayments of Loans occurring on such date.

  "Environmental Claims" means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

  "Environmental Laws" means all material federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.

  "Equity Offering" means the issuance for sale of any equity interests in Borrower pursuant to a public or private offering.

  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b), (c),
(m) or (o) of the Code.

  "ERISA Event" means (a) a Reportable Event with respect to a Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate (other than pursuant to Section 4041(b) of ERISA), the treatment of a Plan amendment as a termination under
Section 4041(c) or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under
Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

  "Event of Default" means any of the events or circumstances specified in
Section 8.01.

  "Exchange Act" means the Securities and Exchange Act of 1934, and regulations promulgated thereunder.
  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

  "Fixed Charges" means, with respect to Borrower and its Subsidiaries on a consolidated basis, for each consecutive twelve month period, the aggregate of
(i) consolidated Interest Expense, (ii) scheduled principal payments of any Indebtedness for borrowed money, (iii) actual maintenance Capital Expenditures determined on a consolidated basis, and (iv) cash income taxes.

  "Fixed Charge Coverage Ratio" means, as of the end of any fiscal quarter, the ratio of (a) Borrower's EBITDA for the twelve month period then ended to
(b) Borrower's Fixed Charges for the twelve month period then ended.

  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

  "Guarantor" means each of MPC and any other Subsidiary now or hereafter acquired by Borrower.

  "Guaranty" means a continuing guaranty of payment in the form of Exhibit D hereto.

  "Hedge Agreements" means all future contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetary or interest rate instruments.

  "Highest Lawful Rate" means, for each Lender, as of a particular date, the maximum nonusurious interest rate that under applicable federal and Texas law may then be contracted for, charged or received by Lenders in connection with the Obligations.

  "Hydrocarbon Interests" means leasehold and other interests in or under oil, gas and other liquid or gaseous hydrocarbon leases with respect to Oil and Gas Properties wherever located, mineral fee interests, overriding royalty and royalty interests, net profit interests, and production payment interests relating to oil, gas or other liquid or gaseous hydrocarbons wherever located, including any reserved or residual interest of whatever nature.

  "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property) including, without limitation, production payments, net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Operating Leases; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

  "Indemnified Environmental Liabilities" has the meaning specified in Section 10.06.

  "Indemnified Liabilities" has the meaning specified in Section 10.05.

  "Indemnified Person" has the meaning specified in Section 10.05.

  "Independent Auditor" has the meaning specified in Subsection 6.01(a).

  "Initial Reserve Report"  means the Reserve Report described in Section
4.01(c).

  "Insolvency Proceeding" means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

  "Interest Expense" means, with respect to Borrower and its Subsidiaries on a consolidated basis, for any fiscal period, the aggregate amount of all costs, fees and expenses paid by Borrower and its Subsidiaries in such fiscal period which are classified as interest expense on the consolidated financial statements of Borrower and its Subsidiaries.

  "Interest Payment Date" means the first Business Day of each calendar month.

  "Interest Reserve" means that certain account described in Section 6.17.

  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

  "Lender's Payment Office" means the principal address for each Lender as set forth on Appendix I hereof or such other address as Lenders may from time to time specify.

  "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, Lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing.

  "Loans" means an extension of credit by Lenders to Borrower under Section
2.01.

  "Loan Documents" means this Agreement, the Note, the Guarantees, if any, the Warrant Agreement, the Registration Rights Agreement, the Security Documents and all other documents delivered to Administrative Agent and Lenders in connection herewith.

  "Loan Parties" means collectively, Borrower and each Guarantor, "Loan Party" means each of Borrower and each Guarantor, individually.

  "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

  "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties or financial condition of Borrower or any of its Subsidiaries; (b) a material impairment of the ability of Borrower or any of its Subsidiaries to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower or any of its Subsidiaries of any Loan Document.

  "Maximum Loan Amount" means the amount set forth under Appendix I.

  "Mortgages" means the Mortgages, Deeds of Trust, Assignments of Production, Security Agreements and Financing Statements from the Loan Parties for the benefit of Lenders and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefor) which are executed and delivered to Administrative Agent pursuant to Article III of this Agreement.

  "Mortgaged Properties" means the Oil and Gas Properties, Pipelines, and Pipeline Properties and such other properties upon which the Loan Parties have purported to grant a Lien in favor of Administrative Agent for the benefit of the Lenders pursuant to the Mortgages.

  "Multiemployer Plan" means a "multiemployer plan," within the meaning of
Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding seven (7) calendar years, has made, or been obligated to make, contributions.

  "Net Income" means, for any fiscal period, the net income (or net loss) of Borrower and its Subsidiaries, on a consolidated basis, for such period.

  "Obligations" means the aggregate amount of all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document or owing by the Loan Parties to any Lender, Administrative Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

  "Oil and Gas" means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other substances produced or extracted in association therewith.

  "Oil and Gas Properties" means Hydrocarbon Interests now owned or hereafter acquired by Borrower and its Subsidiaries and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all property, real or personal, now owned or hereafter acquired by Borrower and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, structures, field separators, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by Borrower and its Subsidiaries provided that Collateral shall not include office buildings, garages, work and storage buildings at the Borrower's principal office location, office equipment and personalty related to the office, storage and garage locations, automotive equipment, mobile drilling units, equipment inventory, tanks and drilling equipment related to Borrower's contract drilling services, and the like.

  "Operating Lease" means an operating lease determined in accordance with GAAP.

  "Organization Documents" means, for any corporation: the articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation; for any limited liability company: the articles of organization, the regulations or operating agreement, certificate of organization and all applicable resolutions of the members of such company; and for any limited partnership: the certificate of limited partnership, the limited partnership agreement and all Organization Documents for its general partner as any of the foregoing have been amended or supplemented from time to time.

  "Other Taxes" means any present or future mortgage tax, stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

  "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

  "Permitted Liens" has the meaning set forth in Section 7.01.

  "Person" means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

  "Pipeline" shall mean the natural gas gathering system and related processing facilities now owned and operated by MPC connected to the Oil and Gas wells located on the Mortgaged Properties, and such other natural gas gathering systems and related processing facilities owned and operated by Borrower or MPC hereafter.

  "Pipeline Properties" shall mean all Property now or hereafter acquired related to the Pipelines and processing facilities including all structures, fuel separators, processing plants, treatment, dehydration, and fractionation facilities, storage and transportation equipment, liquid extraction plants, compressors, compressor stations, pipeline interconnections, fee lands, pumps, pumping units, field gathering systems, pipes and pipelines, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, SCADA systems and software, apparatus, equipment, appliances, tools, implements, surface leases, rights-of-way, permits, licenses, crossing permits, easements and servitudes; all operating agreements, gathering agreements, processing agreements, contracts and other agreements which relate to any of the Pipelines or the gathering, transmission, exchange, processing, hedging and sale of Hydrocarbons through the Pipeline; all Hydrocarbons used as linefill or pad gas in the Pipeline, and all tariffs, rents, issues, profits, proceeds, revenues and other incomes from or attributable to the Pipeline and sale of Hydrocarbons; all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the Pipeline (excluding automotive equipment or other personal property which may be on such premises for the purpose of constructing the Pipeline or for other similar temporary uses), together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to ERISA, other than a Multiemployer Plan, and which Borrower sponsors or maintains or to which Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

  "Present Value" means, as of the date of determination, the present value of the Loan Parties' Oil and Gas Properties evaluated in the most recently delivered Reserve Report, discounted at a rate of 10%, and utilizing (a) the monthly crude oil (WTI) and natural gas (Henry Hub) prices, in each case quoted on the New York Mercantile Exchange (or its successor), in effect at the time, adjusted for any hedges that the Loan Parties have in place, for the next 5 year period, such prices to remain flat after such time at the average prices over the last twelve months of such five year period, and (b) an annual escalation factor of 3% for operating expenses; provided that, the value of the Oil and Gas Properties evaluated in such Reserve Report shall be subject to adjustments for title deficiencies pursuant to Section 3.02 and shall be reduced on a dollar for dollar present value basis for any Oil and Gas Properties that have been disposed of since the date of the most recently delivered Reserve Report.

  "Principal Business" means the business of the exploration for, and development, acquisition, production, gathering and upstream marketing of Oil and Gas.

  "Production Sales Contracts" mean those agreements now or hereafter executed in connection with the sale by the Loan Parties of Oil and Gas attributable to the Oil and Gas Properties as same may be amended from time to time.

  "Pro-Rata Share" means, as to any Lender at any time, the percentage set forth opposite its name as its Pro-Rata Share on Appendix I hereto, as amended from time to time.

  "Registration Rights Agreement" means that certain Registration Rights Agreement of even date herewith between Borrower and Lenders.

  "Regulation U" and "Regulation X" means Regulation U and Regulation X, respectively, of the FRB.

  "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

  "Reserves" means those quantities of Oil and Gas which are anticipated to be commercially recovered from known accumulations from a given date forward including "Proved Reserves," "Probable Reserves" and "Possible Reserves" as those reserves are denominated and determined in accordance with the methods commonly accepted by the Society of Petroleum Engineers for evaluating Oil and Gas reserves.

  "Reserve Report" means a report, acceptable to Lenders, covering proved developed, proved undeveloped and probable Oil and Gas reserves attributable to the Loan Parties' Oil and Gas Properties and setting forth (i) the total quantity of proved developed, proved undeveloped reserves (separately classified as producing, shut-in, behind pipe, and undeveloped) probable reserves and possible reserves, (ii) the estimated future net revenues and future Net Income and cumulative estimated future net revenues and future Net Income, (iii) the Present Value of future Net Income, and (iv) such other information and data with respect to the Oil and Gas Properties as Lenders may reasonably request.

  "Responsible Officer" means the chief executive officer or president of Borrower or such other Person designated as a Responsible Officer by Borrower.

  "SEC" means the Securities and Exchange Commission.

  "Security Documents" means the Mortgages, collateral assignments, security agreements, pledges, assignments and related financing statements listed on
Schedule I as same may be amended, supplemented or modified from time to time and any and all other instruments now or hereafter executed in connection with or as security for the payment of the Obligations.

  "Solvent" means, as to any Person at any time, that (a) the fair value of all of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

  "Stated Maturity Date" means the date set forth on Appendix I stated to be the maturity date for the Convertible Notes.

  "Status Report" means a status report prepared periodically (as specified on Appendix I) by Borrower in form, scope and content acceptable to Lenders, setting forth as of such period then ended (i) detailed production data from the Mortgaged Properties by property, including, the volumes of Oil and Gas produced and saved, the volumes of Oil and Gas sold, gross revenue, Net Income, related leasehold operating expenses, severance taxes, capital costs and any production imbalances incurred during such period (ii) all new Oil and Gas Properties acquired by the Loan Parties since the date of Borrower's last Status Report, (iii) the current list of purchasers of production including mailing address and the wells covered by such Production Sales Contracts, and
(iv) such additional information with respect to any of the Loan Parties' Oil and Gas Properties as may be reasonably requested by Lenders.
  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a

  "Subsidiary" refer to a Subsidiary of Borrower.

  "Surety Instruments" means all letters of credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

  "Tangible Net Worth" means, at any date, the consolidated net worth of Borrower and its Subsidiaries on a consolidated basis after subtracting therefrom the aggregate amount of treasury stock, goodwill, deferred development costs, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names and all other intangible assets (other than oil and gas leases to the extent classified as intangible assets) of Borrower and its Subsidiaries classified as such under GAAP.

  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by such Lender's Net Income by the jurisdiction (or any political subdivision thereof) under the laws of which Lenders is organized or maintains a lending office.

  "Termination Date" means the earlier of (a) the Stated Maturity Date, or (b) the date on which the Loans are due and payable in accordance with the provisions of this Agreement.

  "United States" and "U.S." each means the United States of America.

  "Warrant Agreement" means that certain agreement in the form of Exhibit C.



     1.02 Other Interpretive Provisions. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Lenders and Borrower, and are the products of all parties. Accordingly, they shall not be construed against Borrower, or Lenders merely because of Lenders' involvement in the preparation thereof.

     1.03 Accounting Principles.

          (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP, consistently applied.

          (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

          (c) References herein to Borrower's financial statements or balance sheets shall mean, respectively, the consolidated financial statements or consolidated balance sheets of Borrower and its Subsidiaries, if any.


                              ARTICLE II.
                              THE CREDIT

     2.01 Amounts and Terms of the Commitment. Each Lender agrees, on the terms and conditions set forth herein, to lend to Borrower its Pro-Rata Share of $4,150,000 (the "Maximum Loan Amount") which shall be funded at Closing, except for $160,000 which shall be funded into the Debt Service Account within 5 days of Closing. The obligation of Borrower to repay the aggregate amount of the Loans made by Lenders, together with interest accruing thereon, shall be evidenced by the Convertible Notes. If Borrower pays or prepays any portion of the Loans under this Agreement, then such portion may not be reborrowed.

     2.02 Prepayment.
  Borrower may, at any time prepay the Loans in full, or in minimum amounts of $100,000 or integral multiples thereof, upon irrevocable notice to Lenders of not less than five (5) Business Days.

     2.03 Repayment.

          (a) Principal. Borrower shall repay all outstanding principal Obligations under the Convertible Notes on the Termination Date on which date Borrower shall also pay all accrued but unpaid interest and outstanding expenses hereunder or under the Loan Documents.

          (b) Interest.

              (i) Principal outstanding under the Convertible Notes shall bear interest from the applicable Borrowing Date at a rate per annum equal to the lesser of (a) the Contract Rate, or (b) the Highest Lawful Rate.

              (ii) Interest shall accrue at the Contract Rate on principal outstanding under both Convertible Notes and shall be paid in arrears on each Interest Payment Date and any accrued but unpaid interest shall be due and payable in full on the Termination Date.

              (iii) Notwithstanding Subsection 2.03(b)(i), (A) immediately while any Event of Default under Sections 7.06 or 8.01(a) exists and (B) following thirty (30) days written notice from Lenders while any other Event of Default exists; Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans, at a rate per annum equal to the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

          (c) Conversion. Upon any Equity Offering, each Lender shall have the option, exercisable in its sole discretion, to convert all or part of the unpaid principal balance of and accrued unpaid interest on the Obligations owing to such Lender into fully paid and non-assessable shares of stock in connection with such Equity Offering. Such voluntary conversion option may be exercised by any Lender at any time during or following the Equity Offering and on or before the Termination Date by such Lender providing written notice thereof to Borrower, and shall be exercised at the conversion price (the "Conversion Price") and on the terms set forth in the Convertible Notes, with the same rights and preferences, if any, as other shares of stock, and the Obligations owing to such Lender shall be cancelled as to the number of shares received by Lender times the Conversion Price. The Borrower shall give effect promptly to the conversion requested in such notice from the Lender. If there is an insufficient number of authorized shares of stock to permit conversion of the Obligations in full, Borrower will take all corporate action within its control necessary to authorize a sufficient number of such shares to permit conversion in full. The Lenders shall be entitled to the benefit of such registration rights in respect of the shares as are set forth in Section 2 of the Registration Rights Agreement. If the Equity Offering does not occur prior to the Termination Date, Lenders will be entitled to cash only.

     2.04 Fees.

          (a) Commitment Fee. Borrower shall pay at Closing to Lenders the fees in the amounts set forth on Appendix I hereto.

          (b) Warrants. Borrower shall deliver at Closing to Lenders a warrant to acquire unregistered shares of common stock of Borrower under terms and conditions more particularly set forth in the Warrant Agreement.

          (c) Other Fees. Borrower shall pay such other fees at Closing as required under Section 4.01.

          (d) Fees Fully Earned. Borrower agrees that as of Closing all such fees and warrants as provided under this Section 2.04 shall be fully earned.

     2.05 Computation of Fees and Interest. All computations of interest for Loans and all other computations of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last day) but computed as if each month consisted of 30 days and each calendar year consisted of 360 days.

     2.06 Payments by Borrower.

          (a) All payments to be made by Borrower shall be made to each Lender in an amount equal to such Lender's Pro-Rata Share of the total amount of any such payment, without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lenders at each Lender's Principal Address set forth in Appendix I, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (Central time) on the date due. Any payment received by Lenders later than 11:00 a.m. (Central time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.
     2.07 Interest Recapture. If the Contract Rate exceeds the Highest Lawful Rate, then the Contract Rate shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Contract Rate shall not reduce the interest rate thereon below the Highest Lawful Rate until the total amount of accrued interest equals the amount of interest that would have accrued if Contract Rate had always been in effect. If at the Termination Date the total interest paid or accrued is less than the interest that would have accrued if the Contract Rate had always been in effect, then, at that time and to the extent permitted by law, Borrower shall pay an amount equal to the difference between: (a) the lesser of the amount of interest that would have accrued if the Contract Rates had always been in effect and the amount of interest that would have accrued if the Highest Lawful Rate had always been in effect; and
(b) the amount of interest actually paid or accrued on the Note.

     2.08 Taxes.

          (a) Any and all payments by Borrower hereunder or under the Convertible Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all Liabilities with respect thereto (hereinafter referred to as "Taxes"), provided Taxes shall expressly exclude: taxes imposed on Lenders' income, and franchise taxes imposed on Lenders, by the jurisdiction under the laws of which such Lender is organized or is or should be qualified to do business or any political subdivision thereof and, taxes imposed on such Lender's income, and franchise taxes imposed on Lenders by the jurisdiction of its principal lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Convertible Notes to Lenders, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) Lenders receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, Borrower agrees to pay any Other Taxes which arise from any payment made hereunder or under the Loan Documents or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Borrower will indemnify Lenders for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by Lenders or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within five
(5) days from the date Lenders make written demand therefor.

          (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to each Lender, at its principal address set forth in Appendix I, the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 2.08 shall survive the termination of the commitments under this Agreement and the payment in full of the Obligation.

     2.09 Sharing of Payments, Etc. If any Lender shall obtain on account of the Obligations made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) or receive any Collateral in respected thereof in excess of the amount such Lender was entitled to receive pursuant to the terms hereof, such Lender shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment according to the terms hereof; provided, however, that if all or an portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall, to that extent, be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.09 and will in each case notify the Lenders following any such purchases or repayments.


                              ARTICLE III.
                                SECURITY

     3.01 The Security. The Obligations will be secured by a Lien on all of the Loan Parties Oil and Gas Properties, Pipelines and Pipeline Properties now or hereafter acquired and such other Collateral described in Schedule I under the Security Documents.

     3.02 Agreement to Deliver Security Documents. The Loan Parties agree to notify Administrative Agent of any additional interests acquired by the Loan Parties in Oil and Gas Properties or Pipeline Properties and to deliver to Administrative Agent to further secure the Obligations, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements, letters in lieu of production, and other Security Documents in form and substance satisfactory to Lenders covering all of the Loan Parties' interests in all Oil and Gas Properties, Pipelines and Pipeline Properties, and Books and Records owned or acquired in the future, for the purpose of granting, confirming, and perfecting first and prior Liens or security interests. Borrower also agrees to deliver, whenever requested by Lenders, favorable title opinions from legal counsel acceptable to Lenders or such other evidence of title satisfactory to Lenders with respect to Borrower's Oil and Gas Properties designated by Lenders, based upon abstract or record examinations to dates acceptable to Lenders, (a) evidencing that Borrower has good and defensible title to such Oil and Gas Properties, free and clear of all Liens except Permitted Liens, (b) confirming that such Oil and Gas Properties are subject to Liens granted under Security Documents securing the Obligations and such Security Documents constitute and create legal, valid and duly perfected first deed of trust or mortgage Liens in such Oil and Gas Properties and first priority assignments of and security interests in the Oil and Gas attributable to such Oil and Gas Properties and the proceeds thereof, and (c) covering such other matters as Lenders may reasonably request. In the event that any material adverse claims or Liens are asserted against Borrower's interests in the Oil and Gas Properties and Borrower fails to deliver satisfactory title curative information or evidence to its title to any of its Oil and Gas Properties, the amount by which such claim or lien impairs the collateral value of such Oil and Gas Properties as determined by Lenders in their reasonable discretion, may be excluded from the Present Value of Borrower's Reserves.

     3.03 Perfection and Protection of Security Interests and Liens. The Loan Parties will from time to time deliver to Administrative Agent any financing statements, amendments, assignments and continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by the Loan Parties in form and substance satisfactory to Administrative Agent, which Administrative Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations. Each Loan Party hereby authorizes Administrative Agent to file, in any applicable jurisdiction where Administrative Agent deems it necessary, a financing statement or statements, and at the request of Administrative Agent, each Loan Party will join Administrative Agent in executing one or more financing statements pursuant to the applicable Uniform Commercial Code in form satisfactory to Administrative Agent, and will pay the cost of filing or recording such instrument, as a financing statement, in all public offices at any time and from time to time whenever filing or recording of any financing statement is deemed by Administrative Agent to be necessary or desirable.

     3.04 Offset. To secure the repayment of the Obligations, each Loan Party hereby grants Lenders a security interest, Lien, and right of offset, each of which shall be in addition to all other interests, Liens, and rights of Lenders at common law, under the Loan Documents or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Loan Party now or hereafter held or received by or in transit to Lenders from or for the account of such Loan Party, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any other credits and claims of the Loan Parties at any time existing against Lenders. Upon the occurrence of any Event of Default, each Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to the Loan Parties, any and all items hereinabove referred to against the Obligations then due and payable.

     3.05 Production Proceeds.

          (a) The Loan Parties shall provide to Administrative Agent, undated letters, in the form of Exhibit "B" to each purchaser of production and disburser of proceeds of production from or attributable to the Loan Parties' Mortgaged Properties, with the addressees to make future payments attributable to production from the Mortgaged Properties directly to Administrative Agent.

          (b) Each Loan Party hereby designates Administrative Agent as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and delivering any and all of the letters in lieu of transfer orders delivered by such Loan Party, as applicable, to Administrative Agent, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Each Loan Party hereby ratifies and confirms all that Administrative Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of Administrative Agent in the Collateral, shall commence and be in full force and effect as of Closing and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on Administrative Agent by this appointment are solely to protect the interests of the Lenders under the Loan Documents and shall not impose any duty upon Administrative Agent to exercise any such powers. ADMINISTRATIVE AGENT AND LENDERS SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT SUCH PARTY ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS AND SHALL NOT BE RESPONSIBLE TO BORROWER OR ANY OTHER PERSON FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO SUCH POWERS, EXCEPT FOR ADMINISTRATIVE AGENT'S OR SUCH LENDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

          (c) Notwithstanding that, under the Security Documents, Borrower has assigned to Lender all of the proceeds of production accruing to Borrower's share of production from the Mortgaged Properties covered thereby, until such time as an Event of Default shall have occurred and be continuing, Borrower shall be entitled to receive from the purchasers or disbursers of its production all such proceeds of production, subject however to the Liens created under the Mortgages. Immediately upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), and thirty (30) days following the occurrence and during the continuance of any other Event of Default, Administrative Agent may deliver to the addressees the letters in lieu described in Section 3.05 above and may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all proceeds of runs then held by Borrower or to receive directly from the purchaser or disburser of production such proceeds of production.

          (d) In no case shall any failure, whether intentional or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, rescission or release of any of its rights under the Mortgages, nor shall any release of any other proceeds of runs or of any rights of Administrative Agent to collect other proceeds of runs thereafter.


                              ARTICLE IV.
                         CONDITIONS PRECEDENT

     4.01 Conditions of Initial Loan. The obligation of Lenders to make their Loans is subject to the condition that Lenders shall have received on or before Closing all of the following, in form and substance satisfactory to
Lenders:

          (a) Credit Agreement and Other Loan Documents. This Agreement, the Convertible Notes, the Warrant Agreement, the Registration Rights Agreement, each Guaranty, the Security Documents, and such other Loan Documents made a part hereof to be executed and delivered at Closing executed by each party thereto, and where appropriate, properly acknowledged and notarized;

          (b) Secretary's Certificate. A certificate of the Secretary or Assistant Secretary of each Loan Party, certifying as of the date on which Closing occurs: (i) resolutions of the board of directors of such Loan Party, authorizing the transactions contemplated hereby; (ii) the names and genuine signatures of the Responsible Officers of such Loan Party, authorized to execute, deliver and perform, as applicable, this Agreement, the Security Documents, and all other Loan Documents to be delivered hereunder; (iii) the Organization Documents of such Loan Party, as in effect on the date on which Closing occurs; (iv) the good standing certificate for each Loan Party from its state of incorporation, formation or organization, as applicable, evidencing its qualification to do business in such state as of a date no more than thirty (30) days prior to Closing; and (v) as applicable, certificate(s) of authority for such Loan Party from foreign states wherein the Loan Party conducts business, evidencing such Loan Party's qualification to do business in such state as of a date no more than thirty (30) days prior to Closing;

          (c) Reserve Report. Receipt and satisfactory review of the current Reserve Report prepared by Netherland, Sewell & Associates dated as of December 31, 2004, covering Borrower's Oil and Gas Properties (the "Initial Reserve Report");

          (d) Payment of Lenders' Fees. Payment by Borrower of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement to the extent then due and payable at Closing including such fees set forth on Appendix I, together with attorney costs of each Lenders to the extent invoiced prior to or at Closing, plus such additional amounts of attorney costs and filing fees as shall constitute each Lenders' estimate of same incurred or to be incurred by it through Closing (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and each Lender); including any such costs, fees and expenses arising under or referenced in Sections 2.05 and 10.04;

          (e) Other Documents. Each additional document, instrument, or item of information requested by Lenders, including without limitation:

              (i) satisfactory title information from title examiners acceptable to Lenders in their discretion, verifying Borrower's good and defensible title to the Mortgaged Properties free and clear of all Liens other than Permitted Liens;

              (ii) copies of all environmental assessments, reports and other information with contents and findings satisfactory to Lenders with respect to the Mortgaged Properties;

              (iii) copies of existing Hedge Agreements, on terms and with counter parties satisfactory to Lenders;

              (iv) copies of all current Authority for Expenditures, Joint Interest Billings and division orders affecting Borrower's Oil and Gas Properties on terms satisfactory to Lenders;

              (v) Borrower's Organization Documents, as amended, shall be in form satisfactory to Lenders and Lenders shall be provided with copies of all Material Contracts including all Management Agreements, Employment Contracts, Joint Operating Agreements, Farmout Agreements, long term marketing or Production Sales Contracts into by Borrower to the extent requested by Lenders;

              (vi) certificates of insurance for Borrower as required under
Section 6.06 of this Agreement; and

              (vii) opinion of Borrower's counsel in form satisfactory to Lenders including, among other matters, the due formation, standing and authorization of each Person and as to the enforceability of the Loan Documents, issuance of the Warrants and perfection of the Security Documents; and

          (f) Additional Conditions Precedent. Borrower shall deliver or cause to be delivered such additional documentation and such other conditions shall be satisfied as set forth on Appendix I hereto.


                              ARTICLE V.
                    REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and each Lender that:

     5.01 Corporate Existence and Power.  Borrower and each of its
Subsidiaries: (a) is validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable; (b) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as currently conducted and to execute, deliver, and perform its obligations under the Loan Documents, (c) is duly qualified as a foreign company and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) to Borrower's knowledge, is in compliance in all material respects with all Requirements of Law.

     5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each of the Loan Parties of this Agreement and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate, partnership or limited liability company action, as applicable, and do not and will not: (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which it is a party or any order, injunction, writ or decree of any Governmental Authority to which it or its property is subject; or (c) violate any Requirement of Law.

     5.03 Governmental Authorization. To Borrower's knowledge, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document to which it is a party.

     5.04 Binding Effect. This Agreement and each other Loan Document to which the Loan Party is a party constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05 Financial Condition. Borrower has delivered to each Lender copies of its consolidated financial statements as of January 31, 2005, such financial statements are true and correct, fairly represent the consolidated financial condition of Borrower as of such date and were prepared in accordance with GAAP; as of the date hereof, there are no obligations, Liabilities, or Indebtedness (including contingent and indirect Liabilities) of the Loan Parties which are material and are not reflected in such financial statements. No Material Adverse Effect has occurred since the date of such financial statements.

     5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Loan Party, or any of its Properties. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.07 No Default. No Default or Event of Default exists or would be reasonably expected to result from the incurring of any Obligations by Borrower. As of the date on which Closing occurs, to Borrower's knowledge, it is not in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect.
     5.08 ERISA.

          (a) Borrower has not had and currently does not have or maintain a Plan.

          (b) Borrower does not sponsor, maintain or contribute to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

     5.09 Margin Regulations. The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 6.11. Borrower is not generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

     5.10 Title to Properties. Each Loan Party has good and defensible title to its Mortgaged Properties and all other real property necessary or used in the ordinary conduct of its business. As of Closing, the property of each Loan Party is subject to no Liens, other than Permitted Liens.

     5.11 Oil and Gas Reserves. Borrower is and will hereafter be the owner of the Oil and Gas that it purports to own from time to time in and under its Oil and Gas Properties, together with the right to produce the same. Such Oil and Gas Properties are not subject to any Lien other than Permitted Liens. To Borrower's knowledge, all Oil and Gas has been and will hereafter be produced, sold and delivered in accordance with all applicable laws and regulations of governmental authority; Borrower has complied and will comply with all material terms of each oil, gas and mineral lease comprising its Oil and Gas Properties and all other Contractual Obligations related thereto; and all such oil, gas and mineral leases have been and will hereafter be maintained in full force and effect. Provided, however that nothing in this Section 5.11 shall prevent Borrower from abandoning any well or forfeiting, surrendering, releasing or defaulting under any lease in the ordinary course of business which is not disadvantageous in any way to Administrative Agent or Lenders and which, in the opinion of Borrower, is in the best interest of Borrower, and Borrower is and will hereafter be in compliance with all obligations hereunder.

     5.12 Initial Reserve Report. To the knowledge of Borrower (i) the assumptions stated or used in the preparation of the Initial Reserve Report are reasonable, (ii) all information furnished in the preparation of the Initial Reserve Report was accurate in all material respects, (iii) there has been no material adverse change in the amount of the estimated Oil and Gas shown in the Initial Reserve Report since the date thereof, except for changes which have occurred as a result of production from and after the effective date thereof in the ordinary course of business, and (iv) the Initial Reserve Report does not omit any statement or information necessary to cause the same not to be misleading to Lenders.

     5.13 Gas Imbalances. Except as disclosed to Lenders in writing prior to the date of this Agreement, there are no gas imbalances in excess of two percent (2%) of monthly projected deliveries from Borrower's Oil and Gas Properties in the aggregate, and no take or pay or other prepayments with respect to any such Oil and Gas Properties which would require Borrower to deliver Oil and Gas produced from any of its Oil and Gas Properties at some future time without receiving full payment therefor within sixty (60) days of such production.

     5.14 Taxes. Borrower has filed all Federal tax returns and reports required to be filed, or if not filed, for which an extension has been granted therefor, and has paid all Federal taxes, assessments, fees and other governmental charges levied or imposed upon its or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. Borrower has filed all state and other non-Federal tax returns and reports required to be filed, and has paid all state and other non-Federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable. To the knowledge of Borrower, there is no proposed tax assessment against it that would, if made, reasonably be expected to have a Material Adverse Effect.

     5.15 Environmental Matters. To Borrower's knowledge, each Loan Party conducts in the ordinary course of business a review of the effect of existing Environmental Laws and Environmental Claims, if any, on its business, operations and Properties, and such Properties which it is acquiring or planning to acquire. To Borrower's knowledge, each Loan Party is in compliance in all material respects with all Environmental Laws and does not have any liability for any Environmental Claim.

     5.16 Regulated Entities. None of Borrower or any Person controlling Borrower, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

     5.17 No Burdensome Restrictions. To Borrower's knowledge, it is not a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

     5.18 Solvency. As of the date on which Closing occurs, each Loan Party is Solvent.

     5.19 Subsidiaries/Investments/Ownership. As of the date on which Closing occurs, Borrower has no Subsidiaries other than MPC and has no material equity investments in any other corporation or entity.

     5.20 Insurance. The Oil and Gas Properties and all other property of Borrower are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower's Oil and Gas Properties are located.

     5.21 Full Disclosure. To Borrower's knowledge, none of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.


                              ARTICLE VI.
                        AFFIRMATIVE COVENANTS

     So long as Lenders shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless Administrative Agent and Lenders waive compliance in writing:
     6.01 Financial Statements. Borrower shall maintain a system of accounting established and administered in accordance with GAAP and deliver to
Lenders:

          (a) as soon as available, but not later than ninety (90) days after the last day of each fiscal year of Borrower prepared by an Independent Auditor, commencing with the 2004 fiscal year, a copy of the annual audited consolidated financial statements of Borrower and its Subsidiaries as of the end of such year including the related balance sheet and statements of income, owner's equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year and certified by a Responsible Officer as presenting fairly the financial position of Borrower and its Subsidiaries, if any, for the periods indicated in conformity with GAAP;

          (b) as soon as available, but not later than forty-five (45) days after the last day of each quarterly fiscal period (except the last) of each fiscal year of Borrower, a copy of the unaudited consolidated balance sheets of Borrower and its Subsidiaries as of the end of such quarter including the related statements of income, owner's equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, in comparative form the figures for the same period of the previous fiscal year, and certified by a Responsible Officer as fairly presenting the financial position of Borrower and its Subsidiaries for the period indicated, in accordance with GAAP; and

          (c) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by Borrower to its shareholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by Borrower with or received by Borrower in connection therewith from any securities exchange or the SEC or any successor agency.

     6.02 Certificates Other Production and Reserve Information. Borrower shall furnish to Lenders:

          (a) as soon as available on a monthly basis, but not later than the dates provided in Appendix I, Status Reports executed by a Responsible Officer in form reasonably acceptable to Lenders, as of the last day of the reported periods;

          (b) concurrently with the delivery of each of the statements and reports referred to in Subsections 6.01(a) - (b) and 6.02(a), a Compliance Certificate executed by a Responsible Officer;

          (c) a Reserve Report prepared by Borrower's in-house petroleum engineer(s) covering Borrower' Oil and Gas Properties on or before September 30, 2005, (the "In-house Reserve Report Due Date") and a Reserve Report prepared by an independent petroleum engineer retained by Borrower and acceptable to Lenders covering Borrower' Oil and Gas Properties (all foregoing Reserve Reports being acceptable to Lenders) on or before March 31, 2006 (the "Third Party Reserve Report Due Date");

          (d) Concurrently with the delivery of each Reserve Report provided under Subsection 6.02(c) above, Borrower shall provide updated information to Administrative Agent's counsel for the Mortgage Matching Schedule identifying
(i) any additional wells covered by the new Reserve Report which were not covered by the most recent prior Reserve Report and (ii) any wells covered by the most recent prior Reserve Report which are not covered by the new Reserve Report;
          (e) promptly upon the request of Lenders, such copies of all geological, engineering and related data contained in Borrower' files or readily accessible to Borrower relating to its Oil and Gas Properties;

          (f) in the event that any adverse claims or Liens are asserted against Borrower's interests in the Oil and Gas Properties, promptly upon the request by Lenders, title and mortgage Lien evidence satisfactory to Lenders covering such Oil and Gas Properties as may be designated by Lenders, covering Borrower' title thereto and certifying that the Obligations are secured by Liens and security interests as provided in this Agreement and the Security Documents; and

          (g) promptly upon the request of Administrative Agent or Lenders, such additional information regarding the business, operations, financial or corporate affairs of Borrower as Administrative Agent or Lenders may from time to time reasonably request.

     6.03 Notices.  Borrower shall promptly notify Lenders:

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

          (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, any Contractual Obligation of Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower (including pursuant to any applicable Environmental Laws);

          (c) of any material change in accounting policies or financial reporting practices by Borrower; and

          (d) of the formation or acquisition by Borrower of any Subsidiary. Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Borrower propose to take with respect thereto and at what time.

     6.04 Preservation of Corporate Existence, Etc.  Borrower shall:

          (a) preserve and maintain in full force and effect its separate, legal existence, and maintain its good standing under the laws of its state or jurisdiction of incorporation or organization, as applicable; and

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business.

     6.05 Maintenance of Property. Each Loan Party shall maintain and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and shall use the reasonably prudent standard of care typical in the industry in the operation and maintenance of its Oil and Gas and Pipeline Properties.

     6.06 Insurance. Borrower shall maintain, with financially sound and reputable independent insurers, insurance with respect to its operations and its Oil and Gas and Pipeline Properties and other properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances which insurance shall name the Lenders as "additional insured" and as a "loss payee," as applicable.

     6.07 Payment of Obligations. Each Loan Party shall pay and discharge as the same shall become due and payable, all of its obligations and liabilities, including: (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained; (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such indebtedness.

     6.08 Compliance with Laws. Each Loan Party shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.09 Maintenance of Books and Records. Borrower shall maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all of its financial transactions and matters involving its assets and business.

     6.10 Environmental Laws. Each Loan Party shall conduct its operations and keep and maintain and use commercially reasonable efforts to cause third Persons conducting operations on its Property to keep and maintain such Property in compliance with all Environmental Laws.

     6.11 Use of Proceeds. Borrower shall use the Loan proceeds as provided on Appendix I.

     6.12 Further Assurances. Each Loan Party shall promptly cure any defects in the creation and issuance of the Convertible Notes and the execution and delivery of this Agreement, the Warrant Agreement, the Security Documents, or any other instruments referred to or mentioned herein or therein to which each is a party. Borrower at its expense will promptly do all acts and things, and will execute and file or record, all instruments reasonably requested by Lenders, to establish, perfect, maintain and continue the perfected security interests of Administrative Agent in or the Lien of Administrative Agent on the Collateral. Borrower will pay the reasonable costs and expenses of all filings and recordings and all searches deemed necessary by Administrative Agent to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and Borrower shall satisfy all other claims and charges which in the reasonable opinion of Administrative Agent might prejudice, impair or otherwise affect any of the Collateral or any Lien thereon in favor of Administrative Agent.

     6.13 Guarantees. MPC shall guarantee, and at any time after the date of this Agreement, Borrower shall create or acquire any other Subsidiary, Borrower shall cause each such Subsidiary to execute and deliver a Guaranty to Lenders and such Subsidiary shall become a Loan Party under this Agreement.

     6.14 Security Documents. Each Loan Party shall promptly execute and deliver to Administrative Agent such Security Documents as may be required pursuant to Section 3.02 to ensure that all of the Loan Parties' Oil and Gas and Pipeline Properties are covered by a Lien and security interest in favor of Administrative Agent for the benefit of Lenders at all times.

     6.15 Commodity Risk Program. Borrower shall maintain and follow a policy of managing risk of Oil and Gas commodity price volatility with the objective of minimizing potential adverse impacts on earnings under a formal program mutually acceptable to Lenders and Borrower, including without limitation, within 120 days following Closing, Borrower shall enter into Hedging Agreements with counter-parties acceptable to Lenders and for periods not less than 12 months and not more than 24 months, the notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect) cover at least 50% of Borrower's reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties for each month during the period during with such Hedge Agreement is in effect.

     6.16 Equity Offering. On or before Closing Borrower shall have engaged investment bankers, satisfactory to Lenders, to with the ability to assist Borrower with investors to effect an Equity Offering to fund further development drilling operations on the Mortgaged Properties.

     6.17 Interest Reserve. Until the Effective Amount is less than $1,000,000.00, Borrower shall maintain a reserve for debt service on the Loans (the "Debt Service Account"). The initial amount required to be funded from loan proceeds into the Debt Service Account shall be $160,000.00. To the extent that the Borrower reasonably determines that its cash position is insufficient to enable it pay the amount due to the Lenders on any Interest Payment Date, so long as no Default or Event of Default is then in existence, the Borrower may request that the Lenders release, and the Lenders agree to so release, a portion of the monies held in the Debt Service Account so that such monies can be applied on such Interest Payment Date against interest accrued on the Notes through such date. In the event that monies have been released from the Debt Service Account and Borrower's EBITDA for any month after July 31, 2005 is less than $40,000 for such month, the Borrower shall promptly deposit sufficient monies into the Debt Service Account to restore it to a balance of $160,000. Notwithstanding anything contained herein to the contrary, Borrower shall remain fully liable for payment of interest under the Notes regardless of whether or not sufficient funds are maintained in the Debt Service Account. Borrower's Debt Service Account shall be maintained as provided on Schedule I and pledged to Lenders under the Security Documents.


                              ARTICLE VII.
                          NEGATIVE COVENANTS

     So long as any Loan or other Obligation shall remain unpaid or unsatisfied, unless Lenders waive compliance in writing:


     7.01 Limitation on Liens. Each Loan Party agrees that it shall not directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien created under any Loan Document;

          (b) Liens scheduled on Schedule 7.01;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that nonpayment thereof is permitted by Section 6.07;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business securing obligations which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), statutory obligations, (ii) contingent obligations, Surety Instruments (other than those providing credit support for borrowed money), and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, are not incurred to secure Indebtedness, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of Borrower's business; and

          (h) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower, and (ii) Borrower maintains (subject to such right of set off) dominion and control over such account(s).

     7.02 Disposition of Assets. Borrower shall not directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except, so long as no Default or Event of Default results therefrom:

          (a) Dispositions of inventory including produced Oil and Gas in the ordinary course of business for cash on a current basis;

          (b) Dispositions of surplus, unused, obsolete or worn-out equipment in the ordinary course of business, provided Borrower shall give Lenders notice prior to any sale thereof; and

          (c) Dispositions of Oil and Gas Properties to the extent permitted on Appendix I.

     7.03 Consolidations and Mergers. Borrower shall not merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person. Notwithstanding the foregoing, nothing in this Section 7.03 shall prohibit Borrower from merging or consolidating with one or more other Person, provided that Borrower shall be the surviving entity; and further, provided, that no such merger or consolidation shall affect the Liens or security interests of Administrative Agent in and to the Collateral.

     7.04 Loans and Investments. Borrower shall not purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower, except for: (a) investments in Cash Equivalents; (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and (c) extensions of credit or other advances in an amount not to exceed $10,000 in the aggregate in the estimation of anticipated travel or other reimbursable expenses to any employees, officers, directors or Lenders.

     7.05 Limitation on Indebtedness. The Loan Parties shall not create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

          (a) Indebtedness incurred pursuant to the Loan Documents,

          (b) Indebtedness scheduled on Schedule 7.05;

          (c) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 7.10;

          (d) current liabilities, taxes and assessments incurred in the ordinary course of business;

          (e) Indebtedness in favor of third parties (i) on terms and conditions first offered to Lenders which Lenders have declined to provide to Borrower, (ii) Lenders have consented to such Indebtedness from such third party lender, which consent shall not be unreasonably withheld, (iii) at the time of incurring such Indebtedness, no Default shall exist or would result from the incurrence of such Indebtedness after giving effect to the incurrence of such Indebtedness when included with Borrower's existing Indebtedness, (iv) such Indebtedness does not have any scheduled amortization prior to two years after the Termination Date and (v) such Indebtedness shall be subject to an intercreditor agreement between Lenders and any such third party lender on terms and conditions reasonably satisfactory to Lenders ("Alternative Financings"); and

          (f) Indebtedness other than as described under the preceding clauses
(a), (b), (c), (d) and (e) in the aggregate amount not to exceed $50,000.

     7.06 Financial Covenants.

          (a) Minimum Collateral Coverage. Borrower shall not permit the Present Value of its Reserves to be less than $6,000,000 nor the Present Value of its Proved Reserves to be less than $2,000,000.

          (b) Minimum Tangible Net Worth. Borrower will not permit its Tangible Net Worth at any time to be less than the sum of $2,000,000 plus
50% of Borrower's Net Income (but not loss) for each fiscal quarter occurring after March 31, 2005, taken as a single accounting period plus 85% of the net cash proceeds from the sale of any Equity Interests of Borrower after March 31, 2005.

          (c) Fixed Charge Coverage Ratio. Borrower shall not permit the Fixed Charge Coverage Ratio at the end of any fiscal quarter ending on or after June 30, 2005, to be less than 1.50 to 1.00.

     7.07 Transactions with Affiliates. None of the Loan Parties shall enter into any transaction with or make any payment or transfer to any Affiliate of Borrower, except in the ordinary course of business and upon fair and reasonable terms no less favorable than such Loan Party would obtain in a comparable arm's-length transaction with a Person not an Affiliate of Borrower.

     7.08 Margin Stock. Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

     7.09 Contingent Obligations. The Loan Parties shall not create, incur, assume or suffer to exist any Contingent Obligations except: (a) endorsements for collection or deposit in the ordinary course of business; (b) obligations under plugging bonds, performance bonds and fidelity bonds issued for the account of a Loan Party's obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of business; and (c) pursuant to this Agreement.

     7.10 Restricted Payments. Borrower agrees that it shall not purchase, redeem or otherwise acquire for value any membership interests, partnership interests, capital accounts, shares of its capital stock or any warrants, rights or options to acquire such membership interests, partnership interests or shares, now or hereafter outstanding from its members, partners or stockholders and will not declare or pay any distribution, dividend, return capital to its members, partners or stockholders, or make any distribution of assets to its stockholders, members or partners (collectively "Distributions").

     7.11 Change in Business, Organization Documents, Name and Address. The Loan Parties shall not engage in any business or activity other than the Principal Business. No Loan Party shall amend, supplement or modify its Organization Documents without the prior written consent of Lenders nor change its name or principal business address without thirty days prior advance notice to Lenders.

     7.12 Accounting Changes. Borrower shall not make any significant change in its accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

     7.13 Restrictions of Pledges. Borrower shall not enter into any contract or agreement which restricts Borrower's ability to (i) pledge any or all of its assets or, (ii) in the case of any Subsidiary of Borrower, distribute any or all of its funds or assets to Borrower; provided, however, nothing contained in this Section 7.14 shall prohibit Borrower from entering into any of the Loan Documents.


                              ARTICLE VIII.
                            EVENTS OF DEFAULT

     8.01 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. Borrower fails to pay, when and as required to be paid herein, any amount of principal or interest of any Loan, or fails to pay within five (5) Business Days of when due any fee or other amount payable hereunder or under any other Loan Document; or

          (b) Representation or Warranty. Any representation or warranty by any Loan Party made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Loan Party or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. Any Loan Party fails to perform, observe or comply with any term, covenant or agreement applicable to such Loan Party contained in any of Subsection 6.03(a) or Article VII; or

          (d) Other Defaults. Any Loan Party fails to perform, observe or comply with any other term or covenant applicable to such Loan Party contained in this Agreement other than as identified under Subsections 8.01(a), (b) or

          (c) or any other Loan Document to the extent not covered under Subsections 8.01(a), (b) or (c) of this Agreement, and such failure shall continue unremedied for a period of ten (10) days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Borrower by any Lender; or

          (e) Cross-Default. Any Loan Party (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more $60,000 and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform, observe or comply with any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (iii) any Indebtedness or Contingent Obligations of any Loan Party on an aggregate basis in excess of $60,000 shall be declared due and payable prior to its stated maturity or cash collateral is demanded in respect of such Contingent Obligations; or

          (f) Insolvency; Voluntary Proceedings. Any Loan Party (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Loan Party or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of such Loan Party's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy;
(ii) any Loan Party admits the material allegations of a petition against it or any of its Subsidiaries in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) any Loan Party acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Borrower involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions in excess of $25,000, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

          (i) Loss of Permit. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of Borrower or any of its Subsidiaries, or any such Person for any reason loses any material license, permit or franchise, or suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

          (j) Adverse Change. There occurs any event or circumstance which has a Material Adverse Effect; or

          (k) Change of Control or Management. There occurs any Change of Control or a change of management such that any of the Current Management shall cease or fail for any reason to serve and function in their current capacity as an executive officer of Borrower and shall not be succeeded in such position by a Person acceptable to Lenders; or

          (l) Invalidity of Loan Documents. The Loan Documents, or any of them, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Documents, cease to create a valid and perfected Lien or security interest, as the case may be, of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or Borrower or any Guarantor shall so state in writing.

     8.02 Remedies. If any Event of Default occurs and is continuing, Lenders shall:

          (a) exercise all rights and remedies available to them under the Loan Documents or applicable law without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Loan Parties, and

          (b) Notwithstanding the foregoing, upon the occurrence of any event specified in Subsection 8.01(f), or (g), the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Lenders.

     8.03 Set-off. In addition to any rights and remedies of Lenders provided by law, if an Event of Default exists, Lenders are authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by Lenders to or for the credit or the account of Borrower against any and all Obligations owing to Lenders, now or hereafter existing, irrespective of whether Lenders shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.

     8.04 Payments Set Aside. To the extent that Borrower makes a payment to Lenders, or a Lenders exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lenders in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred.

     8.05 Subordination of the Loan Party Liens.

          (a) Each Subsidiary hereby subordinates and assigns in favor of Administrative Agent any and all Liens, statutory or otherwise and any rights of offset it has or may have in the future against Borrower's interests in the Collateral including the Mortgaged Properties and the Contracts and Records (defined below).

          (b) Following the occurrence and during the continuance of any Event of Default, Lenders are expressly granted the right at their option, to visit and inspect (i) each Subsidiary's offices wherein contracts and records regarding any of the Collateral are located, including all books and records, farmout agreements, area of mutual interest agreements, development agreements, geologic and geophysical survey agreements, operating agreements, contracts and other agreements that relate to any of the Mortgaged Properties, proprietary seismic, geological and geophysical, drilling and production data and records, all accounting records, joint interest billing records, division order records, land files, and contracts and records referring to the production, sale, purchase, exchange or processing of Oil and Gas whether such data, information or agreements are in written form or electronic format (collectively "Contracts and Records"), and to examine, take copies and extracts therefrom, at Borrower's expense and (ii) any of the Mortgaged Properties.

          (c) Following the occurrence and during the continuance of an Event of Default, each Subsidiary acknowledges that Lenders is expressly granted the right to exercise any and all Liens, statutory or otherwise, rights of offset or recoupment it has and to receive the monies, income, proceeds, or benefits attributable to the sale of Oil and Gas from or attributable to the Mortgaged Properties, to hold the same as security for the Obligations and to apply it on the principal and interest or other amounts owning on any of the Obligations, whether or not then due, in such order or manner as Lenders may elect.

          (d) In the event of a foreclosure, deed in lieu of foreclosure, appointment of a receiver, custodian or keeper or other transfer of record or beneficial ownership or operations of the Collateral, each Subsidiary, as bailee, agrees to cooperate and assist Administrative Agent, its officers, Administrative Agents and counsel in the peaceful transfer and delivery of such Contracts and Records to such party or parties as Administrative Agent may in writing direct.

     8.06 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                              ARTICLE IX.
                         ADMINISTRATIVE AGENT

     9.01 Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 9.09) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall have only such duties or responsibilities, as expressly set forth herein, Administrative Agent shall not have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent.

     9.02 Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     9.03 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders or any Affiliate of any Lender for any recital, statement, representation or warranty made by any Loan Party or any Affiliate of a Loan Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness (other than such Agent-Related Person's own due execution and delivery), genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate of any Loan.

     9.04 Reliance by Administrative Agent.

          (a) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, electronic mail, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders and their Affiliates against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has made available to Administrative Agent its Pro Rata Share of the initial Loan or subsequent Loan, as the case may be, shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender as a condition precedent to such initial Loan or subsequent Loan, as applicable.

     9.05 Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to Subsection 9.04(a), Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested unanimously by the Lenders in accordance with Article VIII; provided, however, that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     9.06 Credit Decisions. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of Borrower, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents and Hedge Agreements, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower which may come into the possession of any of the Agent-Related Persons.

     9.07 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders and any Affiliates of the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata according to each respective Lender's Pro Rata Share, each Agent-Related Person from and against any and all Indemnified Liabilities INCLUDING SUCH INDEMNIFIED LIABILITIES AS MAY ARISE OR BE CAUSED BY THE NEGLIGENCE, SOLE, JOINT, CONCURRENT, COMPARATIVE OR OTHERWISE OF SUCH AGENT-RELATED PERSONS; provided, however, that no Lender shall be liable for the payment to any Agent-Related Persons of any portion of such Indemnified Liabilities to the extent the same arise from (i) the gross negligence or willful misconduct of any Agent-Related Person or (ii) a claim or action asserted by one or more other Agent-Related Persons. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document , or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Administrative Agent.

     9.08 Administrative Agent in Individual Capacity. Administrative Agent, in its individual capacity, may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower of any Affiliate thereof as though Administrative Agent were not Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Administrative Agent or its Affiliates may receive information regarding Borrower (including information that may be subject to confidentiality obligations in favor of Borrower) and acknowledge that the Agent-Related Persons shall be under no obligation to provide such information to them.
With respect to its Loans, Administrative Agent, in its individual capacity as a Lender, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent or the Issuing Lender.

     9.09 Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If Administrative Agent resigns under this Agreement, the Lenders shall appoint from among the Lenders a successor administrative agent in the same capacity as the retiring Administrative Agent for the Lenders. If no successor administrative agent is appointed prior to the effective date of the resignation of such retiring Administrative Agent, such retiring Administrative Agent may appoint, after consulting with the Lenders, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article IX and Sections 10.04, 10.05 and 10.06 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent in the same capacity as the retiring Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent shall either withdraw its resignation or may appoint as a successor administrative agent a commercial bank organized under the laws of the United States of America or of any State thereof.

     9.10 Administrative Agent's Limited Liability. The parties hereto acknowledge and agree that Prospect Energy Corporation, in its capacity as Administrative Agent, has received the title of administrative agent under this Agreement, however such designation is solely for convenience purposes and Prospect Energy Corporation has no duties, responsibilities, functions, obligations or liabilities implied or otherwise under the Loan Documents as a result of being so designated as the Administrative Agent, except as and solely to the extent expressly set forth in Articles III, VIII, and IX of this Agreement and other than as a Lender and solely to the extent expressly set forth in the other Loan Documents.


                              ARTICLE X.
                            MISCELLANEOUS

     10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Loan Party therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent, Lenders and the Loan Parties and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10.02 Notices.

          (a) Subject to the limitations set forth in Subsection 10.02(d) below, Borrower is authorized to receive on behalf of itself and each Subsidiary all notices from Lenders at the address, facsimile number and electronic mail address for Borrower set out on Appendix I; and all notices to Lenders shall be sent to Lenders at each Lenders' address, facsimile number and electronic mail address set forth on Appendix I.

          (b) All notices, requests, consents and other communications required or permitted hereunder or under any other Loan Document shall be in writing and mailed, faxed, delivered, or (subject to Subsection 10.02(d) below) transmitted by electronic mail, to the address, facsimile number, or electronic mail address specified for notices; or, as directed to Borrower, Lenders to such other address as shall be designated by such Person in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrower, Administrative Agent and Lenders.

          (c) All such notices, requests, consents and communications shall be deemed to be given or made, and shall be effective, upon the earlier to occur of (i) actual receipt by the intended recipient or (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient or an authorized representative of such recipient; (B) if delivered by mail, the third Business Day after the date on which such mail, postage prepaid was deposited in the U.S. mail; (C) if delivered by facsimile, when transmitted in legible form by facsimile machine; and (D) if delivered by electronic mail or via internet or intranet websites (which form of delivery is subject to the provisions of Subsection 10.02(d) below), when delivered; provided, however, that notice and other communications to Administrative Agent or Lenders pursuant to Article II or Article VI shall not be effective until actually received by Administrative Agent or the Lender to which such notice was addressed.

          (d) Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties hereto, and shall not be recognized for any other purpose.

          (e) Any agreement of any Administrative Agent or Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrower. Administrative Agent and Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and neither Administrative Agent nor Lenders shall not have any liability to Borrower on account of any action taken or not taken by Administrative Agent or Lenders in reliance upon such telephonic or facsimile notice. The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent or Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by Administrative Agent or Lenders of a confirmation which is at variance with the terms understood by Lenders to be contained in the telephonic or facsimile notice.

     10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Administrative Agent or Lenders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 Costs and Expenses. Borrower shall, whether or not the transactions contemplated hereby are consummated, pay or reimburse Administrative Agent and Lenders within five (5) Business Days after demand (or the date of Closing if sooner) for all reasonable costs and expenses incurred by Administrative Agent and Lenders in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including attorney costs incurred by Administrative Agent and Lenders with respect thereto.

     10.05 Indemnity. Whether or not the transactions contemplated hereby are consummated, each of the Loan Parties shall jointly and severally indemnify and hold Administrative Agent and each Lender, and each of its Affiliates, officers, directors, employees, counsel, Administrative Agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorneys' fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans) be imposed on, incurred by or asserted against any Indemnified Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PERSON'S NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE CLAIMS WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PERSON, OR ANY ONE OR MORE OF THEM, provided, that the Loan Parties shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment rendered by a court of competent jurisdiction, or that arise solely by reason of claims among Indemnified Persons. The agreements in this Section shall survive payment of all other Obligations.

     10.06 Environmental Indemnification. In addition to the indemnifications hereunder and under any other Loan Documents, each Loan Party, jointly and severally, shall indemnify, protect and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all attorneys' fees and legal expenses whether or not suit is brought) and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Indemnified Person, with respect to or as a direct or indirect result of the violation by Borrower or each Subsidiary of any Environmental Law; or with respect to or as a direct or indirect result of Borrower's or each Subsidiary's use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence in connection with the Mortgaged Properties of a hazardous substance including, without limitation,

          (a) all damages of any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence, or (b) the costs of any reasonably required or necessary environmental investigation, monitoring, repair, cleanup or detoxification and the preparation and implementation of any closure, remedial or other plans (all the foregoing, collectively, the "Indemnified Environmental Liabilities"). Each Loan Party agrees to indemnify and hold each Indemnified Person harmless as provided in this Section 10.06, WHETHER OF NOT THE INDEMNIFIED ENVIRONMENTAL LIABILITIES ARISE OUT OF OR AS A RESULT OF ANY INDEMNIFIED PERSON'S NEGLIGENCE IN WHOLE OR IN PART, INCLUDING, WITHOUT LIMITATION, THOSE INDEMNIFIED ENVIRONMENTAL LIABILITIES WHICH RESULT FROM THE SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE OF THE INDEMNIFIED PERSON, OR ANY ONE OR MORE OF THEM provided, that Borrower and each Subsidiary shall not have any obligation hereunder to any Indemnified Person with respect to Indemnified Environmental Liabilities to the extent same arise from the gross negligence or willful misconduct of such Indemnified Person as determined by a final judgment rendered by a court of competent jurisdiction. The provisions of and undertakings and indemnification set forth in this Section 10.06 shall survive (x) the satisfaction and payment of the Obligations and termination of this Agreement, and (y) the release of any Liens securing the Obligations or the extinguishment of such Liens by foreclosure or action in lieu thereof.

     10.07 Assignment of Notes & Liens. A portion of the Loan proceeds will be used to refinance in full all amounts, including but not limited to principal, interest, fees, and other charges, owing by Borrower under that certain promissory note dated August 13, 2003, in the original principal amount of $1,100,000.00 from Borrower payable to the order of Sherri Ann Parker Lee and that certain promissory note dated August 13, 2003, in the original principal amount of $250,000.00 from Borrower payable to the order of William Parker Lee (the "Lee Notes"). The obligations of Borrower under the Lee Notes are hereby deemed to be current as of the date of Closing.

     10.08 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lenders. Either Lender may at any time assign and delegate to one or more Persons (each an "Assignee") all, or any ratable part of all, of its Loans and the other rights and obligations of Lenders hereunder.

     10.09 Interest.

          (a) It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement, the Convertible Notes or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement, the Convertible Notes or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest under applicable laws, if any, which exceed the maximum amount permitted by such laws. If any such excess interest is called for, contracted for, charged, taken, reserved, or received in connection with the Loans evidenced by the Convertible Notes or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by Lenders or any other person to Borrower or any other person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time under the Convertible Notes shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event it is agreed as follows: (i) the provisions of this paragraph shall govern and control, (ii) neither Borrower nor any other person or entity now or hereafter liable for the payment and performance of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the maximum amount of interest permitted by applicable usury laws, (iii) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance of the Convertible Notes or, if the Convertible Notes have been or would be paid in full, refunded to Borrower, and (iv) the provisions of this Agreement, the Convertible Notes and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the Highest Lawful Rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved, or received in connection with the Convertible Notes or this Agreement which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this paragraph shall be deemed to be incorporated in every document and communication relating to the Note, the Loans or any other Loan Document.

          (b) To the extent that the interest rate laws of the State of Texas are applicable to the Loans, the applicable interest rate ceiling is the indicated (weekly) ceiling from time to time in affect under Texas Finance Code Section 303.001, as limited by Texas Finance Code Section 303.009, and to the extent that this Agreement is deemed an "open end account" as such term is defined in Texas Finance Code Section 301.002(a)(14), Lenders retain the right to modify the interest rate in accordance with applicable law.

     10.10 Counterparts and Facsimile Signatures. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. The Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on the Loan Parties, Administrative Agent and Lenders may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

     10.11 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
     10.12 No Third Parties Benefited. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Loan Parties, Administrative Agent and Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.13 USA PATRIOT Act Notice. Each Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower and each of its Subsidiaries, which information includes the name and address of Borrower and each of its Subsidiaries and other information that will allow Lenders to identify Borrower and each of its Subsidiaries in accordance with the Act.

     10.14 Governing Law. This Agreement, the Note, the Guarantees, if any, the Warrant Agreement, the Security Documents, and the other Loan Documents shall be governed by, construed and interpreted in accordance with, the laws of the State of Texas, except to the extent that federal laws of the United States of America apply.

     10.15 Submission To Jurisdiction. With respect to any and all disputes arising hereunder, or under the Note, the Warranty, the Guarantees, the Security Documents, the other Loan Documents, or any of the other instruments and documents executed in connection herewith or therewith not settled, each of Borrower, each Guarantor, Administrative Agent and Lenders hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement, the Convertible Notes and any document to which it is a party, or for recognition and enforcement of any judgment in respect of any thereof, to the non-exclusive general jurisdiction of the courts of the State of Texas, the courts of the United States of America for the Northern District of Texas New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) each Loan Party irrevocably designates, appoints and empowers and hereby confers an irrevocable special power, ample and sufficient, to CT Corporation System, with offices on the date hereof at 350 North St. Paul Street, Suite 290, Dallas, Texas 75201 as its designee, appointee and agent with respect to any such proceeding in Texas to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such proceeding and agrees that the failure of such agent to give any advice of any such service of process to such Loan Party shall not impair or affect the validity of such service or of any claim based thereon. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Loan Party agrees to designate a new designee, appointee and agent in Dallas, Texas reasonably satisfactory to the Lenders on the terms and for the purposes of this provision. To the extent permitted by applicable law, each Loan Party hereby irrevocably consents to the service of process with respect to any proceeding (whether or not in Dallas, Texas), by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth on Appendix I, such service to become effective 30 days after such mailing.
          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

          (e) agrees that service upon it or its authorized agent shall, to the fullest extent permitted by law, constitutes valid and effective personal service upon it, as the case may be, and that the failure of any such authorized agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon; and

          (f) waives, to the fullest extent permitted by applicable law, any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this agreement or any document related hereto.

     10.16 Waiver Of Jury Trial. Each Loan Party waives, to the fullest extent permitted by applicable law, its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, the Convertible Notes, the Security Documents, the Warrant Agreement, the other Loan Documents, or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or any Indemnified Person, or assignee thereof, whether with respect to contract claims, tort claims, or otherwise. Each Loan Party, to the fullest extent permitted by applicable law, agrees that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, to the fullest extent permitted by applicable law, each Loan Party further agrees that its respective right to a trial by jury is waived by operation of this section as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or the other Loan Documents or any provision hereof or thereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement and the other Loan Documents.

     10.17 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Loan Parties, Administrative Agent and Lenders and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

     10.18 NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.












            [The Remainder of this Page Intentionally Left Blank.
                          Signature Pages to Follow.]



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

MILLER PETROLEUM, INC.


By:____________________________
     Deloy Miller
     Chief Executive Officer

GUARANTOR:

MPC, INC.


By:_____________________________
     Deloy Miller
     Chief Executive Officer




































                             Credit agreement
                         Page 1 of 3 Signature Pages

ADMINISTRATIVE AGENT AND LENDER


PROSPECT ENERGY CORPORATION,
a Maryland corporation


By:  ____________________________________
     David L. Belzer
     Principal

















































                             Credit Agreement
                        Page 2 of 3 Signature pages


LENDER:

PETRO CAPITAL III, L.P., a Texas limited partnership



By:  Petro/Miller Management, LLC, a Texas limited
     liability company, its General Partner


     By:________________________
          Rosser Newton
            Manager













































                             Credit Agreement
                        Page 3 of 3 Signature Pages

                              APPENDIX I


                           CREDIT AGREEMENT

                       dated as of May 4, 2005
between Petro Capital III, L.P. and Prospect Energy Corporation ("Lenders")
                  and Miller Petroleum, Inc. ("Borrower")

     This Appendix I is attached to and made a part of the Credit Agreement. All capitalized terms not otherwise defined in this Appendix I are defined in the Credit Agreement.

Lenders:                                Principal Address:

Petro Capital III, L.P.
Attn:     Tracy Scott Turner               3838 Oak Lawn Ave.
Phone:    (214) 661-7762              Suite 1775
Fax:      (214) 661-7760             Dallas, Texas 75219
Email:    turner@petrocapital.com

Prospect Energy Corporation               10 East 40th Street,
Attn:     Grier Eliasek                   Suite 4400
Phone:    (212) 448-0702             New York, New York 10016
Fax:      (212) 448-9652
Email:    grier@prospectstreet.com

Borrower:                               Principal Address:

Miller Petroleum, Inc.
Attn:     Deloy Miller                      3651 Baker Highway
Phone:    (423) 663-9457              Huntsville, TN 37756
Fax:      (423) 663-9461
Email:    dmiller@nxs.net.com

Current Management:

Deloy Miller, Chairman and CEO

Ernest F. Payne, President

Gary Bible,  Vice President - Geology

Current Directors:

Deloy Miller
Herman Gettelfinger
Charles Stivers
Herbert White
Parker Lee











1.   LOAN TERMS

      A.    Maximum Loan Amount - (Section 1.01):  $4,150,000,000.00

      B.    Lenders' Pro Rata Share:

            (i)     Petro Capital III, L.P.          24.10%  ($1,000,000.00)

            (ii)    Prospect Energy                  75.90%  ($3,150,000.00)

     C.   Pricing - (Section 2.03 )

     (i)  Contract Rate:                    12.5%

     (ii) Default Rate:                     lesser of:
                                             (i) Contract Rate plus 5% or
                                             (ii) Highest Lawful Rate.

     D.    Stated Maturity Date (Section 1.02):  June 30, 2006.

     E.   Fees (Section 2.04)

          (i)  Origination Fee                   2% of Maximum Loan Amount,
                                                  to be paid to each Lender
                                                  equal to their Pro-Rata
                                                  Share.

            (ii)    Warrants                      1,000,000 shares of
                                                  Borrower's common stock
                                                  (830,000 shares issued to
                                                  each Lender equal to their
                                                  Pro-Rata Share and 170,000
                                                  shares issued to Petro
                                                  Capital Advisors, LLC).
     F.   Reporting (Sections 6.01 and 6.02)

          (i)  Annual Audited               90 days, or sooner to the
                                                  extent required by SEC.

          (ii) Quarterly Unaudited         45 days, or sooner to the
                                                  extent required by SEC.

          (iii)     Status Report                45 days following the  last
                                                  day of each month.

          (iv) Reserve Report               September 30, 2005
                                                  (in-house) and March 31,
                                                  2006 (third party).


     G.   Use of Proceeds (Section 6.12)       Borrower shall use the Loan
                                                  proceeds to (i) refinance a
                                                  portion of $2,000,000 of
                                                  debt owed to Sherri Ann
                                                  Parker Lee and William
                                                  Parker Lee;
                                             (ii) fund a portion
                                                  $1,580,000 Drilling Program
                                                  (drill and complete 12 wells
                                                  at $300,000 per well gross
                                                  AFE and recomplete 3 wells
                                                  for $66,700 gross AFE);
                                             (iii) Interest Reserve
                                                  $160,000;
                                             (iv) finance Borrower's
                                                  expenses associated with the
                                                  Agreement.

     H.   Disposition of Oil and Gas Properties (Section 7.02)
                                                  Borrower may sell such
                                                  portion of its Mortgaged
                                                  Properties in excess of 25%
                                                  Working Interest, provided,
                                                  Borrower may sell such
                                                  portion of its undivided
                                                  interest in the Hodnett
                                                  Prospect , Brazoria County,
                                                  Texas and Harriman Prospect,
                                                  Roane County, Tennessee in
                                                  excess of 12.5% Working
                                                  Interest.



2.   ADDITIONAL CLOSING CONDITIONS (Subsection 4.01(f)):

     A. Borrower shall have good and defensible title to at least (i) an undivided twelve and one-half percent (12.5%) working interest in the Hodnett Prospect, Brazoria County, Texas and the Harriman Prospect, Roane County, Tennessee; and (ii) an undivided twenty-five percent (25%) working in the remainder of the Mortgaged Properties and

     B. Borrower shall have delivered to Lenders, fully executed and completed Letters in Lieu in the form of Exhibit B hereto and as described in Subsection 3.05(a), addressed to each of Borrowers purchasers of production in such number as Lenders may require.

     C. Borrower shall have delivered to Petro Capital Advisors, LLC pursuant to the Arrangement Fee Letter of even date herewith a Stock Purchase Warrant Agreement for 170,000 shares of Borrower's common stock.


2.   POST CLOSING CONDITIONS  (Subsection 4.02):


      A. Borrower shall have, within 5 days of Closing, (i) established the
Debt Service Account with a bank mutually acceptable to Borrower and Lenders,
(ii) entered into a Deposit Account Control Agreement with such bank in form satisfactory to Lenders which names Administrative Agent as the secured party, and (iii) entered into a Commercial Security Agreement with Administrative Agent as the secured party.











                              SCHEDULE I


                          SECURITY DOCUMENTS


I.   Security Documents:

     1.   Oil and Gas Properties

            A. Mortgage, Deed of Trust, Security Agreement, Assignment of Production and Financing Statement covering Borrower's Oil and Gas and Pipeline Properties located in:

               County                        State

          (i)  Campbell                 Tennessee

            (ii)    Roane                         Tennessee

            (iii)   Brazoria                 Texas

     2.   Control Deposit Account
          A. Debt Service Account to be established within 5 days of Closing at a bank mutually acceptable to Borrower and Lenders ("Depository Bank") for the account of "Miller Petroleum, Inc. Debt Service Account" in the original amount of $160,000.00, secured by Deposit Account Control Agreement from Borrower in favor of Administrative Agent and Depository Bank and Commercial Security Agreement in favor of Administrative Agent.

2.   Financing Statements

      A.  Financing Statement - Borrower

               Jurisdiction:       Secretary of State of Tennessee


























                              EXHIBIT "A"

                  FORM OF CONVERTIBLE PROMISSORY NOTE

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES MAKER WITH AN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF MAKER) REASONABLY SATISFACTORY TO MAKER THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS. THE OPINION SHALL ALSO STATE THAT AS A RESULT OF SUCH TRANSFER, MAKER IS UNDER NO OBLIGATION TO REGISTER UNDER THE SECURITIES ACT OF 1934, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940 OR ANY OTHER FEDERAL OR STATE SECURITIES LAW.

                       CONVERTIBLE PROMISSORY NOTE

April ____, 2005
$__,000,000

     FOR VALUE RECEIVED, the undersigned, MILLER PETROLEUM, INC., a Tennessee corporation ("Maker"), promises to pay to the order of_______________________ (herein called "Payee", which term shall herein in every instance refer to any owner or holder of this Note) the sum of ________ MILLION DOLLARS ($__,000,000.00) or so much thereof as may be advanced to Maker by Payee from time to time, together with interest on the principal hereof outstanding until maturity, said principal and interest being payable in lawful money of the United States of America as more particularly provided in that certain Credit Agreement of even date herewith, between Maker and Payee, as such may be amended or restated from time to time (the "Credit Agreement"). Capitalized terms used, but not otherwise defined, herein shall have the meaning given such terms in the Credit Agreement.

     At the closing of each Equity Offering by Maker Holder shall have the option, exercisable in its sole discretion, to convert part or all of the unpaid principal balance of and accrued unpaid interest on this Convertible
Note into fully paid and non-assessable shares of stock in connection with such Equity Offering, with the same rights and preferences, if any, as other shares of stock. Such voluntary conversion shall be exercised at any time during or following the Equity Offering and on or before the Maturity Date by giving written notice thereof to Maker. The number of shares of stock to be issued upon such conversion shall be equal to the quotient obtained by dividing (a) the unpaid principal of and accrued unpaid interest on this Convertible Note on the date of conversion, by (b) the price per share equal to the lesser of (i) the price of the stock issued to the investors in the Equity Offering and (ii) $1.50 per share (the "Conversion Price"), and this Convertible Note shall be cancelled as to the number of shares received by Holder times the Non-Qualified Conversion Price. If the Equity Offering does not occur prior to the Maturity Date, Holder will be entitled to cash only.

     Upon conversion of this Convertible Note into stock, Holder shall surrender this Convertible Note at the offices of Maker at 3651 Baker Highway, Huntsville, Tennessee 37756, and Maker shall, at its expense, deliver to Holder as soon as practicable a certificate representing the number of shares of stock provided in the immediately preceding paragraph. Irrespective of the date of issuance and delivery of any certificates with respect thereto, shares of stock purchased by conversion as provided herein shall be, and be deemed to be, issued to Holder as the record owner of such shares as of the close of business on the date on which this Convertible Note shall have been surrendered as aforesaid.

     Maker covenants that all shares of stock that may be issued upon conversion of this Convertible Promissory Note will, upon issuance thereof, be validly issued, fully paid and nonassessable and free from all preemptive rights, taxes, liens and charges in respect of the issue thereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the conversion rights provided herein. In lieu thereof, Maker shall pay cash equal to any such fractional shares, based upon the Conversion Price. Issuance of certificates for stock upon the conversion provided herein shall be made without charge to Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by Maker, and such certificates shall be issued in the name of Holder.

      This Convertible Note does not entitle Holder, by virtue solely of the ownership of this Convertible Note, to any voting rights or other rights as a shareholder of Maker prior to the conversion provided herein.

     No adjustment on account of cash dividends or interest on any capital stock of Maker will be made to the Conversion Price.

     Maker covenants that its issuance of this Convertible Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of stock upon the conversion of this Convertible Note.

     Maker may prepay this Convertible Note in whole or in part as provided in the Credit Agreement without being required to pay any penalty or premium for such privilege. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied in Payee's discretion to the principal or interest of this Convertible Note or to expenses provided for herein, or any combination of the foregoing.

     Maker and any and all sureties, guarantors and endorsers of this Convertible Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Convertible Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Convertible Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Convertible Note.

     If any sum payable under this Convertible Note or under the Credit Agreement is not paid when due (whether the same becomes due by acceleration or otherwise) and this Convertible Note is placed in the hands of an attorney for collection or enforcement of this Convertible Note or the Credit Agreement, or if this Convertible Note is collected through any legal proceedings, including, but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all reasonable expenses of collection and costs of court.

     Regardless of any provision contained in this Convertible Note or any other Loan Document executed or delivered in connection therewith, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Convertible Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate (hereafter defined), and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Convertible Note; and, if the principal balance of this Convertible Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary pre payments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Convertible Note so that the interest rate is uniform throughout such term; provided that if this Convertible Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by Payee or any holder hereof under this Convertible Note at the time in question. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under this Convertible Note or the other Loan Documents or maintained in connection therewith.

     Maker warrants that this Convertible Note is executed solely for business or commercial purposes, other than agricultural purposes and warrants that it is specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and under Title I (Truth in Lending Act) and Title V (General Provisions) of the Consumer Credit Protection Act, and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

     Except to the extent required by federal law, this Convertible Note shall be governed by and construed under the laws of the State of Texas.

                                          MILLER PETROLEUM, INC., a Tennessee
                                           corporation.



                                          By: _______________________________

                                               Deloy Miller
                                               Chief Executive Officer

                                               - MAKER -









                              EXHIBIT "B"

                        FORM OF LETTER IN LIEU
_____________________________
_____________________________
_____________________________

Attn: Division Order Department

     Re:  Letter in Lieu of Transfer Order

Gentlemen:

     MILLER PETROLEUM, INC., as Mortgagor, has executed the mortgages and financing statements described on Exhibit A attached hereto (collectively, the "Mortgage") for the benefit of PROSPECT ENERGY CORPORATION ("Administrative Agent"), granting a mortgage on and pledging those certain properties (the "Pledged Properties") described in the Mortgage to secure certain obligations also described in the Mortgage. Enclosed is a copy of the Mortgage covering the Pledged Properties.

     Exhibit B attached hereto lists the properties which are subject to the Mortgage for which you are accounting to Mortgagor and the decimal interest in production heretofore paid to Mortgagor with respect to its interest in each given property.

     Pursuant to the assignment of production provision in the Mortgage, and subject to the terms of that certain Credit Agreement of even date with the Mortgage, Mortgagor transferred and assigned all of its interests in the Pledged Properties to Administrative Agent. Therefore, Mortgagor hereby authorizes and instructs you that all future payments attributable to the Pledged Properties, which would otherwise be paid to Mortgagor, should be made by check payable to:

Prospect Energy Corporation, Administrative Agent      10 East 40th Street,

Attn:     Grier Eliasek                      Suite 4400
Phone:    (212) 448-0702                New York, New York 10016



until notified in writing by Administrative Agent to discontinue such payments. Also, Mortgagor hereby requests that you change your records to reflect that Administrative Agent is entitled to the proceeds of production attributable to the Pledged Properties.

     In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, Administrative Agent and Mortgagor agree as follows:

1. Mortgagor has heretofore executed Transfer or Division Orders to you covering each of the properties referred to in Exhibit B attached to this letter. This letter is being executed by the undersigned in lieu of execution of separate Transfer or Division Orders. With respect to proceeds from the sale of oil, gas and other hydrocarbons as to which you account hereunder, Administrative Agent agrees that it will be bound by the terms, conditions, warranties and covenants of all such Transfer or Division Orders heretofore executed by Mortgagor now in force, with the same effect as though it had executed the originals thereof; provided, however, the aggregate liability of Administrative Agent with respect to any warranty, representation, covenant or indemnification contained therein or in this letter shall be limited to an amount equal to the amounts disbursed by you to Administrative Agent hereunder.

2. Mortgagor hereby agrees that you are relieved of any responsibility in connection with the application of the proceeds paid by you to Administrative Agent as hereinabove specified and payment made by you to Lenders shall be binding and conclusive as between you and Mortgagor.

     In the absence of a question about the enclosed schedule, you are respectfully requested to make disbursement to Administrative Agent as instructed herein and NOT TO SUSPEND OR DELAY any payments by virtue of the assignment of production from Mortgagor to Administrative Agent. Should you require additional documentation prior to implementing the manner of disbursement requested herein, notwithstanding the warranties and indemnifications contained hereinabove, please suspend disbursements to Mortgagor, pending execution of such additional documentation as you may reasonably require.

     In order that we may have a record evidencing your acceptance of this Letter-in-Lieu of Transfer Order, we request that you execute one copy of this letter in the space provided below and return the same to Administrative Agent in the enclosed self-addressed envelope.

Very truly yours,


MILLER PETROLEUM, INC.,
a Tennessee corporation,



By: _____________________________
     Deloy Miller
     Chief Financial Officer


PROSPECT ENERGY CORPORATION,
a Maryland corporation, as Administrative Agent



By: __________________________
Name: ________________________
Title: _______________________


















ACCEPTED this _____ day of __________________ 20____.

_____________________________, Purchaser of Production



By: _______________________
Name: _____________________
Title: ____________________





















































                              EXHIBIT A

                             THE MORTGAGE



























































                              EXHIBIT B

                        PLEDGED PROPERTIES



























































                              EXHIBIT C

                      FORM OF WARRANT AGREEMENT


                             [Attached]
























































                              EXHIBIT D

                          FORM OF GUARANTY


     THIS GUARANTY (this "Guaranty") is dated as of the_____day of_____, 2005, by _______________, a ________________ ("Guarantor"), in favor of PROSPECT
ENERGY CORPORATION, a Maryland corporation, as administrative agent for the benefit of the Lenders ("Administrative Agent"), the Lenders (herein defined) and each of their respective successors and assigns as permitted pursuant to the Credit Agreement (hereinafter defined).

                         W I T N E S S E T H:

     WHEREAS, Miller Petroleum, Inc., a Tennessee corporation (the "Borrower"), Guarantor, among others as guarantors, Administrative Agent and the financial institutions party thereto (the "Lenders") have entered into that certain Credit Agreement of even date herewith (such agreement, as may from time to time be amended, supplemented, restated or otherwise modified, the "Credit Agreement"). (Unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, Administrative Agent and the Lenders have required, as a condition to the continued extension of credit under the Credit Agreement, that Guarantor execute and deliver this Guaranty; and

     WHEREAS, Guarantor has determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extension of credit made (and to be made) by the Lenders thereunder; and

     WHEREAS, Guarantor has further determined that the benefits accruing to it from the Credit Agreement exceed Guarantor's anticipated liability under this Guaranty.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Guarantor hereby covenants and agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees the prompt, complete and full payment when due, no matter how such shall become due, of the Obligations, and further guarantees that Borrower will properly and timely perform the Obligations. Notwithstanding any contrary provision in this Guaranty, however, Guarantor's maximum liability under this Guaranty is limited, to the extent, if any, required so that its liability is not subject to avoidance under applicable Debtor Relief Laws (as such term is defined in Paragraph 8 hereof).

     2. If Guarantor is or becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender by endorsement or otherwise than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent and the Lenders hereunder shall be cumulative of any and all other rights that Administrative Agent and the Lenders may ever have against Guarantor. The exercise by Administrative Agent or any Lender of any right or remedy hereunder or under any other instrument, at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     3. In the event of default by Borrower in payment of the Obligations, or any part thereof, when such Obligations become due, either by their terms or as the result of the exercise of any power to accelerate, Guarantor shall, on demand, and without further notice of dishonor and without any notice having been given to Guarantor previous to such demand of the acceptance by Administrative Agent or the Lenders of this Guaranty, and without any notice having been given to such Guarantor previous to such demand of the creating or incurring of such Obligations, pay the amount due thereon to Administrative Agent for the ratable account of the Lenders at Administrative Agent's office as set forth in the Credit Agreement, and it shall not be necessary for Administrative Agent or any Lender, in order to enforce such payment by Guarantor, first, to institute suit or exhaust its remedies against Borrower or others liable on such Obligations, to have Borrower joined with Guarantor in any suit brought under this Guaranty or to enforce their rights against any security which shall ever have been given to secure such indebtedness; provided, however, that in the event Administrative Agent and the Lenders elect to enforce and/or exercise any remedies they may possess with respect to any security for the Obligations prior to demanding payment from Guarantor, Guarantor shall nevertheless be obligated hereunder for any and all sums still owing to the Lenders on the Obligations and not repaid or recovered incident to the exercise of such remedies.

     4. Each payment on the Obligations shall be deemed to have been made by Borrower unless express written notice is given to Administrative Agent at the time of such payment that such payment is made by Guarantor as specified in such notice.

     5. If all or any part of the Obligations at any time are secured, Guarantor agrees that Administrative Agent and the Lenders may at any time and from time to time, at their discretion and for reasonably equivalent valuable consideration, allow substitution or withdrawal of collateral or other security and release collateral or other security or compromise or settle any amount due or owing under the Credit Agreement or amend or modify in whole or in part the Credit Agreement or any Loan Document executed in connection with same without impairing or diminishing the obligations of Guarantor hereunder except to the value of any such collateral released. Guarantor further agrees that if Borrower executes in favor of Administrative Agent or the Lenders any collateral agreement, mortgage or other security instrument, the exercise by Administrative Agent and the Lenders of any right or remedy thereby conferred on Administrative Agent and the Lenders shall be wholly discretionary with Administrative Agent and the Lenders, and that the exercise or failure to exercise any such right or remedy shall in no way impair or diminish the obligation of Guarantor hereunder. Guarantor further agrees that the Administrative Agent shall not be liable for any failure to use diligence in the collection of the Obligations or in preserving the liability of any person liable for the Obligations, and Guarantor hereby waives presentment for payment, notice of nonpayment, protest and notice thereof (including, notice of acceleration), and diligence in bringing suits against any Person liable on the Obligations, or any part thereof except to the extent of the gross negligence or willful misconduct of the Administrative Agent as determined by a final judgment rendered by a court of competent jurisdiction.

     6. Guarantor agrees that Administrative Agent and the Lenders, in their sole discretion, may (i) bring suit against all guarantors (including, without limitation, Guarantor hereunder) of the Obligations jointly and severally or against any one or more of them, (ii) compound or settle with any one or more of such guarantors for such consideration as Administrative Agent and the Lenders may deem proper, and (iii) release one or more of such guarantors from liability hereunder, and that no such action shall impair the rights of Administrative Agent and the Lenders to collect the Obligations (or the unpaid balance thereof) from other such guarantors of the Obligations, or any of them, not so sued, settled with or released. Guarantor agrees, however, that nothing contained in this paragraph, and no action by Administrative Agent and the Lenders permitted under this paragraph, shall in any way affect or impair the rights or obligations of such guarantors among themselves.

     7. Guarantor represents and warrants to Administrative Agent and the Lenders that, to the extent Guarantor is not an individual, Guarantor is (i) a corporation, limited liability company or partnership duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation; and (ii) Guarantor possesses all requisite authority and power to authorize, execute, deliver and comply with the terms of this Guaranty; this Guaranty has been duly authorized and approved by all necessary action on the part of Guarantor and constitutes a valid and binding obligation of Guarantor enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws; and no approval or consent of any court or governmental entity is required for the authorization, execution, delivery or compliance with this Guaranty which has not been obtained (and copies thereof delivered to Lender). As used in this Guaranty, the term, "Debtor Relief Laws" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     8. Guarantor covenants and agrees that until the Obligations are paid and performed in full, except as otherwise provided in the Credit Agreement or unless Administrative Agent and each of the Lenders gives their prior written consent to any deviation therefrom, it will (i) at all times maintain its existence and authority to transact business in any State or jurisdiction where Guarantor has assets and operations, (ii) promptly deliver to Administrative Agent such information respecting its business affairs, assets and liabilities as Administrative Agent may reasonably request, and (iii) duly and punctually observe and perform all covenants applicable to Guarantor under the Credit Agreement and the other Loan Documents. The failure of Guarantor to comply with the terms of this paragraph and to the extent such failure shall continue unremedied for a period of ten (10) days after the earlier of
(i) the date upon which Guarantor knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to Guarantor by any Lender, shall be an Event of Default under the Credit Agreement.

     9. This Guaranty is for the benefit of Administrative Agent and the Lenders, their successors and assigns, and in the event of an assignment by any of the Lenders (or its successors or assigns) of the Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Guaranty is binding upon Guarantor and its successors and assigns.

     10. No modification, consent, amendment or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Administrative Agent, each Lender and Guarantor, and then shall be effective only in the specific instance and for the purpose for which given. No delay or omission by Administrative Agent and the Lenders in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder. All rights and remedies of Administrative Agent and the Lenders hereunder are cumulative of each other and of every other right or remedy which Administrative Agent and the Lenders may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     11. No provision herein or in any promissory note, instrument or any other Loan Document executed by Borrower or Guarantor evidencing the Obligations shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is provided for herein or in any such promissory note, instrument, or any other Loan Document, the provisions of this paragraph shall govern, and neither Borrower nor Guarantor shall be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law. The intention of the parties being to conform strictly to any applicable federal or state usury laws now in force, all promissory notes, instruments and other Loan Documents executed by Borrower or Guarantor evidencing the Obligations shall be held subject to reduction to the amount allowed under said usury laws as now or hereafter construed by the courts having jurisdiction.

     12. If Guarantor should breach or fail to perform any provision of this Guaranty, Guarantor agrees to pay Administrative Agent and the Lenders all costs and expenses (including court costs and reasonable attorneys fees) incurred by Administrative Agent and the Lenders in the enforcement hereof.

     13. (a) The liability of Guarantor under this Guaranty shall in no manner be impaired, affected or released by the insolvency, bankruptcy, making of an assignment for the benefit of creditors, arrangement, compensation, composition or readjustment of Borrower, or any proceedings affecting the status, existence or assets of Borrower or other similar proceedings instituted by or against Borrower and affecting the assets of Borrower.

             (b) Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of Guarantor, Administrative Agent and the Lenders that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent and the Lenders, or allow the claim of Administrative Agent and the Lenders in respect of, any such interest accruing after the date on which such proceeding is commenced.

             (c) In the event that all or any portion of the Obligations are paid by Borrower, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from Administrative Agent or the Lenders as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Guaranty.

     14. Guarantor understands and agrees that any amounts of Guarantor on account with Administrative Agent or any Lender may be offset to satisfy the obligations of Guarantor hereunder.

     15. Guarantor hereby subordinates and makes inferior any and all indebtedness now or at any time hereafter owed by Borrower to Guarantor to the Obligations evidenced by the Credit Agreement and agrees after the occurrence of a Default under the Credit Agreement, or any event which with notice, lapse of time, or both, would constitute a Default under the Credit Agreement, not to permit Borrower to repay, or to accept payment from Borrower of, such indebtedness or any part thereof without the prior written consent of Administrative Agent and the Lenders.

     16. During the period that any Lender has any commitment to lend under the Loan Documents, or any amount payable under any Note remains unpaid, and throughout any additional preferential period subsequent thereto, Guarantor hereby waives any and all rights of subrogation to which Guarantor may otherwise be entitled against Borrower, or any other guarantor of the Obligations, as a result of any payment made by Guarantor pursuant to this Guaranty.

     17. As of the date hereof, Guarantor is solvent and able to pay all of its liabilities as such liabilities mature.

     18. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; this Guaranty shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     19.     (a)    Except to the extent required for the exercise of the
remedies provided in the other security instruments, Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of any Litigation arising out of or in connection with this Guaranty or any of the Loan Documents brought in district courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. Guarantor hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such Litigation by the mailing of copies thereof by certified mail, return receipt requested, postage prepaid, to Guarantor's office. Nothing herein shall affect the rights of Administrative Agent or the Lenders to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. As used herein, the term "Litigation" means any proceeding, claim, lawsuit or investigation (i) conducted or threatened by or before any court or governmental department, commission, board, bureau, agency or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted or existing, or (ii) pending before any public or private arbitration board or panel.

             (b) To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty and the other Loan Documents.

     20. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS COLLECTIVELY REPRESENT THE FINAL AGREEMENT BY AND AMONG ADMINISTRATIVE AGENT, THE LENDERS AND GUARANTOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF ADMINISTRATIVE AGENT, THE LENDERS AND GUARANTOR. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG ADMINISTRATIVE AGENT, THE LENDERS AND GUARANTOR.

     21. GUARANTOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RIGHT TO A JURY TRIAL, IN ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS. ANY DISPUTES HEREUNDER SHALL BE RESOLVED THROUGH BINDING ARBITRATION AS MORE PARTICULARLY DESCRIBED IN THE CREDIT AGREEMENT.

     22. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

EXECUTED and effective as of the date first above written.

                                     GUARANTOR:
                                      [NAME OF GUARANTOR]

                                     By: _______________________________
                                     Name:______________________________
                                      Title:_____________________________














































                              EXHIBIT E

                    FORM OF COMPLIANCE CERTIFICATE

     This Certificate is delivered pursuant to Subsection 6.02(b) of that certain Credit Agreement dated as of April __, 2005 (as same may be amended, modified, renewed or restated from time to time the "Credit Agreement"), between MILLER PETROLEUM, INC., a Tennessee corporation (the "Borrower"), and PROSPECT ENERGY CORPORATION, as administrative agent for the Lenders (the "Administrative Agent") and the financial institutions from time to time party thereto (the "Lenders"), which Credit Agreement is in full force and effect on the date hereof. Terms which are defined in the Credit Agreement are used herein with the meanings given them in the Credit Agreement. Together herewith, Borrower is furnishing to Administrative Agent (i) Borrower's financial statements (the "Financial Statements") and (ii) the Status Report attached hereto as Schedule B as at _____________, 200__ (the "Reporting Date").

     Borrower hereby represents, warrants, and acknowledges to Administrative Agent and each of the Lenders that the officer of Borrower signing this instrument is the duly elected, qualified and acting officer as indicated below such officer's signature.

     1. Financial Statements. Borrower hereby further represents, warrants and acknowledges to Administrative Agent and each of the Lenders that:

          (a) attached hereto as Schedule A are the calculations showing Borrower's compliance as of the Reporting Date with the requirements of
Section 7.07 of the Credit Agreement [and/or Borrower's non compliance as of such date with the requirements of Section 7.07 of the Credit Agreement]; and

          (b) on the Reporting Date, Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section
6.03 of the Credit Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this Certificate [except for Default(s) under Section(s) ___ of the Credit Agreement, which [is/are] more fully described on a schedule attached hereto].

     2. Environmental Compliance. Borrower hereby further represents, warrants and acknowledges to Administrative Agent and each of the Lenders that:

          (a) For the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and continues to comply with Section 6.10 of the Credit Agreement; and

          (b) To the knowledge of the undersigned, Borrower is, on the date hereof, in substantial compliance with all applicable Environmental Laws, noncompliance with which could result in a Material Adverse Effect.

     The officer of Borrower signing this instrument hereby certifies that he or she has reviewed the Loan Documents and the Financial Statements and has otherwise consulted with the financial and operating officers of Borrower as is in his or her opinion necessary to enable him or her to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower, and, to the best of their knowledge, such representations, warranties, and acknowledgments are true, correct and complete.



IN WITNESS WHEREOF, this instrument is executed as of ____________ __, 200_.


                                    ________________________, a ___________
                                    [corporation/limited liability
                                    company/limited partnership]



                                   By: ____________________________________
                                   Name: __________________________________
                                Title: _________________________________


















































                              SCHEDULE A

                   Financial Covenant Calculations
                   as of__________________________

                 (Section 7.07 of the Credit Agreement)

1.     Minimum Collateral Coverage

     a.  Actual:         (i)  Present Value of Reserves          $_________

                    (ii) Present Value of Proved Reserves   $_________

      b.  Required:     (I)   At least                      $6,000,000.00

                    (ii) At least                      $2,000,000.00


2.     Minimum Tangible Net Worth

       a. Actual:                                                 $______

       b. Required:    At least
                       (i)     50% Borrower's Net Income              $______
                       (ii)    2,000,000.00
                       (iii)   (2.b(i) + 2.b(ii))                $_____

3.   Minimum Fixed Charge Coverage Ratio

     a.  Actual:         (i)  EBITDA                              $______
                    (ii) Fixed Charges                 $______to 1.00
                    (iii)     (3.a(i) / 3.a(ii))

     b.  Required:     At least                             1.50 to 1.00





Certificate Prepared by:______________________________
                   Name:______________________________
                  Title:______________________________




















                              SCHEDULE B

                         FINANCIAL STATEMENTS